                                                                     EXHIBIT 2.1




                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                          VESTA INSURANCE GROUP, INC.
                                      AND
                       VESTA FIRE INSURANCE CORPORATION
                                      AND
                      CENTRE SOLUTIONS (BERMUDA) LIMITED
                               MYND CORPORATION
                          ORIENTA POINT GROUP, L.L.C.
                                      AND
                KAMEHAMEHA SCHOOLS BERNICE PAUAHI BISHOP ESTATE
                                      AND
                    FLORIDA SELECT INSURANCE HOLDINGS INC.

                               TABLE OF CONTENTS

ARTICLE I - DEFINED TERMS....................................................................................   -2-
             Section 1.1  Definitions........................................................................   -2-
                          -----------

ARTICLE II - PURCHASE AND SALE OF STOCK......................................................................   -8-

ARTICLE III - CONSIDERATION AND MANNER OF PAYMENT............................................................   -8-
             Section 3.1  Purchase Price.....................................................................   -8-
                          --------------
             Section 3.2  Payment of Purchase Price..........................................................   -8-
                          -------------------------

ARTICLE IV - THE CLOSING.....................................................................................   -9-
             Section 4.1  Date and Place.....................................................................   -9-
                          --------------
             Section 4.2  Delivery of Stock..................................................................   -9-
                          -----------------

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLERS........................................................   -9-
             Section 5.1  Organization, Power and Authority of Seller; Effect of Agreement...................  -10-
                          ----------------------------------------------------------------
             Section 5.2  Title to Stock and Power to Convey.................................................  -10-
                          ----------------------------------
             Section 5.3  Organization, Power and Authority of the Companies.................................  -10-
                          --------------------------------------------------
             Section 5.4  Capital Stock; Subsidiaries........................................................  -11-
                          ---------------------------
             Section 5.5  No Violation.......................................................................  -12-
                          ------------
             Section 5.6  Compliance with Law................................................................  -12-
                          -------------------
             Section 5.7  Insurance Regulatory Authority of the Companies....................................  -13-
                          -----------------------------------------------
             Section 5.8  Reinsurance Agreements.............................................................  -13-
                          ----------------------
             Section 5.9  Statutory Financial Statements.....................................................  -14-
                          ------------------------------
             Section 5.10  Reserves..........................................................................  -14-
                           --------
             Section 5.11  Audited Financial Statements......................................................  -15-
                           ----------------------------
             Section 5.12  No Undisclosed Liabilities........................................................  -15-
                           --------------------------
             Section 5.13  Absence of Changes................................................................  -16-
                           ------------------
             Section 5.14  Title to Properties; Encumbrances.................................................  -16-
                           ---------------------------------
             Section 5.15  Real Property.....................................................................  -17-
                           -------------
             Section 5.16  Leases............................................................................  -17-
                           ------
             Section 5.17  Bank Accounts; Custodial Accounts.................................................  -17-
                           ---------------------------------
             Section 5.18  Trademarks, Service Marks and Trade Names.........................................  -17-
                           -----------------------------------------
             Section 5.19  Material Contracts and Commitments................................................  -18-
                           ----------------------------------
             Section 5.20  Insurance.........................................................................  -19-
                           ---------
             Section 5.21  Investments.......................................................................  -19-
                           -----------
             Section 5.22  Employment Matters................................................................  -19-
                           ------------------
             Section 5.23  Employee Benefits.................................................................  -20-
                           -----------------
             Section 5.24  Litigation and Regulatory Investigations..........................................  -22-
                           ----------------------------------------
             Section 5.25  Governmental Consents.............................................................  -22-
                           ---------------------
             Section 5.26  Other Consents....................................................................  -23-
                           --------------
             Section 5.27  Guarantees........................................................................  -23-
                           ----------

             Section 5.28  Producers for the Company.........................................................  -23-
                           -------------------------
             Section 5.29  Taxes.............................................................................  -24-
                           -----
             Section 5.30  Improper Payments.................................................................  -24-
                           -----------------

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................................  -25-
             Section 6.1  Corporate Organization.............................................................  -25-
                          ----------------------
             Section 6.2  Authorization......................................................................  -25-
                          -------------
             Section 6.3  No Violation.......................................................................  -25-
                          ------------
             Section 6.4  Litigation and Regulatory Investigations...........................................  -26-
                          ----------------------------------------
             Section 6.5  Governmental Consents..............................................................  -26-
                          ---------------------
             Section 6.6  Other Consents.....................................................................  -26-
                          --------------
             Section 6.7  Securities Act Representations.....................................................  -26-
                          ------------------------------
             Section 6.8  Securities Act Representations.....................................................  -28-
                          ------------------------------

ARTICLE VII - CERTAIN COVENANTS OF SELLERS...................................................................  -29-
             Section 7.1  Cooperation........................................................................  -29-
                          -----------
             Section 7.2  Operations Pending Closing.........................................................  -30-
                          --------------------------
             Section 7.3  Approvals and Consents.............................................................  -31-
                          ----------------------
             Section 7.4  Access to Records..................................................................  -31-
                          -----------------
             Section 7.5  Notification of Changes............................................................  -31-
                          -----------------------
             Section 7.6  Filing of Financial Statements.....................................................  -31-
                          ------------------------------
             Section 7.7  Continuing Agents..................................................................  -31-
                          -----------------
             Section 7.8  Litigation.........................................................................  -32-
                          ----------
             Section 7.9  Maintenance of Books...............................................................  -32-
                          --------------------
             Section 7.10  Solicitation Restriction..........................................................  -32-
                           ------------------------
             Section 7.11  Hart-Scott-Rodino.................................................................  -32-
                           -----------------
             Section 7.12  Investments.......................................................................  -33-
                           -----------
             Section 7.13  Covenant Not to Compete...........................................................  -33-
                           -----------------------
             Section 7.14  Non-Disclosure....................................................................  -35-
                           --------------
             Section 7.15  Certain Remedies..................................................................  -35-
                           ----------------
             Section 7.16  Further Assurance.................................................................  -35-
                           -----------------

ARTICLE VIII - CERTAIN COVENANTS OF PURCHASER AND VESTA FIRE.................................................  -36-
             Section 8.1  Cooperation........................................................................  -36-
                          -----------
             Section 8.2  Operations Pending Closing.........................................................  -36-
                          --------------------------
             Section 8.3  Approvals and Consents.............................................................  -36-
                          ----------------------
             Section 8.4  Notification of Changes............................................................  -36-
                          -----------------------
             Section 8.5  Litigation.........................................................................  -36-
                          ----------
             Section 8.6  Confidentiality Regarding Records of the Companies.................................  -36-
                          --------------------------------------------------
             Section 8.7  Hart-Scott-Rodino and State Insurance Department Filings...........................  -37-
                          --------------------------------------------------------
             Section 8.8  Further Assurance..................................................................  -37-
                          -----------------
             Section 8.9  Form S-3...........................................................................  -38-
                          --------
             Section 8.10  Indemnification...................................................................  -38-
                           ---------------

             Section 8.11  Due Diligence.....................................................................  -38-
                           -------------
             Section 8.12  Acknowledgment of Adequate Consideration..........................................  -38-
                           ----------------------------------------

ARTICLE IX - ADDITIONAL COVENANTS AND AGREEMENTS.............................................................  -38-
             Section 9.1  Payment of Certain Expenses........................................................  -38-
                          ---------------------------
             Section 9.2  Public Announcements...............................................................  -39-
                          --------------------
             Section 9.3  Brokers' Fees......................................................................  -39-
                          -------------
             Section 9.4  Termination of Class A Warrant.....................................................  -40-
                          ------------------------------
             Section 9.5  Exercise of Class B Warrant........................................................  -40-
                          ---------------------------
             Section 9.6 Commutation of Pro Rata Reinsurance Agreement.......................................  -40-
                         ---------------------------------------------
             Section 9.7  Waiver of Rights Under Shareholders Agreement......................................  -40-
                          ---------------------------------------------
             Section 9.8  Termination of Reimbursement Agreement.............................................  -40-
                          --------------------------------------
             Section 9.9  Reaction of the Market Place.......................................................  -41-
                          ----------------------------
             Section 9.10  Certain Information Included in Form S-3..........................................  -41-
                           ----------------------------------------

ARTICLE X - ADDITIONAL TAX MATTERS...........................................................................  -42-
             Section 10.1  Liability for Taxes...............................................................  -42-
                           -------------------

ARTICLE XI - CONDITIONS TO THE OBLIGATIONS OF PURCHASER......................................................  -44-
             Section 11.1  Representations and Warranties True...............................................  -44-
                           -----------------------------------
             Section 11.2  Compliance with this Agreement....................................................  -44-
                           ------------------------------
             Section 11.3  Documents to be Delivered.........................................................  -45-
                           -------------------------
             Section 11.4  Regulatory Approvals..............................................................  -45-
                           --------------------
             Section 11.5  Litigation........................................................................  -45-
                           ----------
             Section 11.6  No Change in Ratings of FSIC......................................................  -45-
                           ----------------------------
             Section 11.7  Legal Opinions of Holding Company's Counsel.......................................  -45-
                           -------------------------------------------
             Section 11.8  Legal Opinions of Sellers' Counsel................................................  -46-
                           ----------------------------------
             Section 11.9  Material Adverse Change...........................................................  -46-
                           -----------------------
             Section 11.10  Employment Agreement.............................................................  -46-
                            --------------------
             Section 11.11  Consents.........................................................................  -46-
                            --------
             Section 11.12  Termination of Agreements........................................................  -46-
                            -------------------------
             Section 11.13  Commutation Agreement............................................................  -46-
                            ---------------------

ARTICLE XII - CONDITIONS TO THE OBLIGATIONS OF SELLERS.......................................................  -46-
             Section 12.1  Representations and Warranties True...............................................  -46-
                           -----------------------------------
             Section 12.2  Compliance with this Agreement....................................................  -46-
                           ------------------------------
             Section 12.3  Documents to be Delivered.........................................................  -47-
                           -------------------------
             Section 12.4  Litigation........................................................................  -47-
                           ----------
             Section 12.5  Regulatory Approvals..............................................................  -47-
                           --------------------
             Section 12.6  Legal Opinion of Purchaser's Counsel..............................................  -48-
                           ------------------------------------
             Section 12.7  Consents..........................................................................  -48-
                           --------
             Section 12.8  Material Adverse Change...........................................................  -48-
                           -----------------------
             Section 12.9  Commutation Agreement.............................................................  -48-
                           ---------------------

ARTICLE XIII - TERMINATION...................................................................................  -48-
             Section 13.1  Termination.......................................................................  -48-
                           -----------
             Section 13.2  Effect of Termination.............................................................  -48-
                           ---------------------

ARTICLE XIV - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         INDEMNIFICATION.....................................................................................  -49-
             Section 14.1  Survival of Representations and Warranties........................................  -49-
                           ------------------------------------------
             Section 14.2  Indemnification by Seller.........................................................  -49-
                           -------------------------
             Section 14.3  Indemnification by Purchaser and Vesta Fire.......................................  -50-
                           -------------------------------------------
             Section 14.4  Limitations on Indemnification....................................................  -50-
                           ------------------------------
             Section 14.5  Notice of Claims..................................................................  -51-
                           ----------------
             Section 14.6  Survival of Indemnification.......................................................  -52-
                           ---------------------------
             Section 14.7  Disclosure........................................................................  -52-
                           ----------
             Section 14.8  Mitigation........................................................................  -52-
                           ----------
             Section 14.9  Sole and Exclusive Remedy.........................................................  -52-
                           -------------------------
             Section 14.10  Materiality......................................................................  -52-
                            -----------
             Section 14.11  No Other Representations or Warranties...........................................  -53-
                            --------------------------------------
             Section 14.12  No Special Damages...............................................................  -53-
                            ------------------
             Section 14.13  Reduction for Insurance..........................................................  -53-
                            -----------------------

ARTICLE XV - MISCELLANEOUS PROVISIONS........................................................................  -53-
             Section 15.1  Amendment.........................................................................  -53-
                           ---------
             Section 15.2  Waiver of Compliance..............................................................  -53-
                           --------------------
             Section 15.3  Notices...........................................................................  -54-
                           -------
             Section 15.4  Assignment........................................................................  -55-
                           ----------
             Section 15.5  Governing Law.....................................................................  -56-
                           -------------
             Section 15.6  Counterparts......................................................................  -56-
                           ------------
             Section 15.7  Headings..........................................................................  -56-
                           --------
             Section 15.8  Entire Agreement..................................................................  -56-
                           ----------------
             Section 15.9  Third Parties.....................................................................  -56-
                           -------------
             Section 15.10  Performance Following Closing....................................................  -56-
                            -----------------------------
             Section 15.11  Incorporation of Schedules and Exhibits..........................................  -56-
                            ---------------------------------------
             Section 15.12  Severability.....................................................................  -57-
                            ------------
             Section 15.13  Litigation; Jurisdiction; Other Matters; Waivers.................................  -57-
                            ------------------------------------------------

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of
                                          ---------
April 18, 2001, by and among Centre Solutions (Bermuda) Limited (formerly known as Centre Reinsurance (Bermuda) Limited), a Bermuda exempted company ("Centre"),
                                                                       ------
Mynd Corporation (formerly known as Policy Management Systems Corporation), a South Carolina corporation ("Mynd"), Orienta Point Group, L.L.C., a New York
                             ----
limited liability company ("Orienta"), Kamehameha Schools Bernice Pauahi Bishop
                            -------
Estate, a testamentary trust created under the Will of Bernice Pauahi Bishop and existing under the laws of the State of Hawaii as a private educational trust with perpetual existence ("Bishop" and collectively with Centre, Mynd and
                           ------
Orienta, "Sellers"), and Vesta Insurance Group, Inc., a Delaware corporation
          -------
("Purchaser"), and, as to Articles II, III, VI, XIV and XV and Section 8.2 only,
  ---------
Vesta Fire Insurance Corporation, an Illinois Corporation ("Vesta Fire"), and,
                                                            ----------
as to Section 9.10 and Article XV only, Florida Select Insurance Holdings Inc., a Delaware corporation (the "Holding Company").
                             ---------------

                                  WITNESSETH:
                                  ----------

     WHEREAS, Sellers own all of the issued and outstanding shares of capital stock of the Holding Company (other than five (5) shares (the "Harbor Shares")
                                                               -------------
of Class A voting common stock, which are owned by Harbor Capital Advisors, L.L.C. ("Harbor")); and
         ------

     WHEREAS, the Holding Company owns all of the issued and outstanding shares of capital stock of Florida Select Insurance Company, a Florida corporation ("FSIC"), Florida Select Insurance Agency, Inc., a Florida corporation ("FSIA"),
  ----                                                                   ----
and, indirectly, through its ownership of FSIA, Select Insurance Services Inc., a Texas corporation ("SIS", and collectively with FSIC and FSIA, the "Holding
                      ---                                             -------
Subsidiaries"); and
------------

     WHEREAS, SIS is the attorney-in-fact for Texas Select Lloyds Insurance Company, a Texas unincorporated association ("TSLIC", and collectively with the
                                              -----
Holding Company and the Holding Subsidiaries, the "Companies"); and
                                                   ---------

     WHEREAS, Sellers desire to sell, and Purchaser desire to purchase, all of the shares of the Holding Company's capital stock (other than the Harbor Shares) which shall be issued and outstanding as of the consummation of the transactions contemplated hereby (the "Stock") for the consideration and upon the terms and
                          -----
conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  1 ARTICLE

                                DEFINED TERMS

1.1     Section  Definitions. As used in this Agreement, the following terms
                 -----------
have the meanings stated:

        "Action" has the meaning set forth in Section 14.5(a).
         ------

        "Actuarial Opinions" has the meaning set forth in Section 5.10.
         ------------------

        "Adverse Effect" means an adverse effect on the business, operations,
         --------------
assets, properties or prospects of the Companies, considered as a whole, or any Company, considered individually, which constitutes a diminution in value of the Companies, considered as a whole, or any Company, considered individually, of at least $200,000, except, in each case, for an adverse effect due to (w) changes in general economic, regulatory or political conditions, (x) changes affecting the insurance industry generally or the Florida or Texas residential home owners insurance market or industry generally, (y) changes in law, rule or regulation or (z) changes in the customer, client, policyholder, agent or broker relationships of the Companies or in other business relationships of the Companies as a result of the transactions contemplated by this Agreement.

        "Affiliate" of a Person means any other Person that directly or
         ---------
indirectly controls, is controlled by or is under common control with, the Person or any of its Subsidiaries.

        "Agent Contracts" has the meaning set forth in Section 5.28(b).
         ---------------

        "Aggregate Cash Consideration" has the meaning set forth in Section
         ----------------------------
3.2(b)(i).

        "Aggregate Note Amount" has the meaning set forth in Section 3.2(b)(i).
         ---------------------

        "Agreement" has the meaning set forth in the introductory paragraph.
         ---------

        "Annual Statements" has the meaning set forth in Section 5.9.
         -----------------

        "Assets" has the meaning set forth in Section 5.14.
         ------

        "Balance Sheet Date" means December 31, 2000.
         ------------------

        "Class A Warrant" has the meaning set forth in Section 9.4.
         ---------------

        "Class B Warrant" has the meaning set forth in Section 9.5.
         ---------------

        "Closing" has the meaning set forth in Section 4.1.
         -------

         "Closing Date" has the meaning set forth in Section 4.1.
          ------------

         "Commissioners" has the meaning set forth in Section 5.9.
          -------------

         "Commutation Agreement" has the meaning set forth in Section 9.6.
          ---------------------

         "Companies" has the meaning set forth in the Preambles.
          ---------

         "Company Insurance Contracts" has the meaning set forth in Section
          ---------------------------
5.7(b).

         "Confidentiality Agreement" has the meaning set forth in Section 13.2.
          -------------------------

         "Continuing Agents" has the meaning set forth in Section 5.28(a).
          -----------------

         "Credit Agreements" means the Unsecured Credit Agreement and the
          -----------------
Secured Credit Agreement.

         "Due Diligence Period" has the meaning set forth in Section 8.11.
          --------------------

         "Employee Benefit Plan" has the meaning set forth in Section 5.23(a).
          ---------------------

         "Encumbrances" has the meaning set forth in Section 5.2.
          ------------

         "Environmental Laws" means federal, state or local laws, rules or
          ------------------
regulations relating to pollution or protection of the environment, including regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Final Balance Sheet" means the audited consolidated balance sheet of
          -------------------
the Holding Company and the Holding Subsidiaries as of December 31, 2000, prepared in accordance with GAAP.

         "Financial Statements" has the meaning set forth in Section 5.11.
          --------------------

         "Form S-3" has the meaning set forth in Section 8.9.
          --------

         "FSIA" has the meaning set forth in the Preambles.
          ----

         "FSIC" has the meaning set forth in the Preambles.
          ----

         "GAAP" means generally accepted accounting principles in the United
          ----
States as in effect from time to time, consistently applied throughout the periods to which reference is made.

         "Governmental Body" means any agency, bureau, commission, court,
          -----------------
department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, local, domestic or foreign.

         "Harbor Shares" has the meaning set forth in the Preambles.
          -------------

         "Holding Company" has the meaning set forth in the Preambles.
          ---------------

         "Holding Company Expense Payment" has the meaning set forth in Section
          -------------------------------
9.1.

         "Holding Subsidiaries" has the meaning set forth in the Preambles.
          --------------------

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of
          -------
1976, as amended, and the related regulations and published interpretations.

         "Immigration Laws" has the meaning set forth in Section 5.22(d).
          ----------------

         "Indemnification" and "Indemnify" have the meanings set forth in
          ---------------       ---------
Section 14.4(a)(i).

         "Insurance Laws" has the meaning set forth in Section 5.7(a).
          --------------

         "IRS" means the Internal Revenue Service.
          ---

         "Knowledge of the Purchaser" means the actual knowledge, without
          --------------------------
inquiry, of Purchaser's chief executive officer, chief financial officer, chief operating officer, president and general counsel.

         "Knowledge of the Sellers" means the actual knowledge, without inquiry,
          ------------------------
of the following persons: (a) Stephen A. Korducki, (b) Mitchel J. Krouse, (c) Ricardo Espino, (d) Walter Michael Lefler, and (e) John Cote.

         "Licenses" has the meaning set forth in Section 5.6(c).
          --------

         "Loss" and "Losses" have the meaning set forth in Section 14.2.
          ----       ------

         "Material Adverse Change" means a material adverse change since the
          -----------------------
Balance Sheet Date in the business, operations, assets, properties or prospects of the Companies, considered as a whole, or any Company, considered individually, which results in a net diminution in value (considering the net effect on the Companies or such Company, as the case may be, of increases in value and decreases in value) of the Companies, considered as a whole, of at least $4,000,000, or any Company, considered individually, of at least $3,000,000, except, in each case, for a material adverse change due to (w) changes in general economic, regulatory or political conditions, (x) changes affecting the insurance industry generally or the Florida or Texas residential home owners insurance market or industry generally, (y) changes in law, rule or regulation or (z) changes in the customer, client, policyholder, agent or broker relationships of the Companies or in other business relationships of the Companies as a result of the transactions contemplated by this Agreement; provided, however, that if the
                                             --------  -------
Closing has not taken place by August 1, 2001, the references to $4,000,000 and $3,000,000 above shall be changed to $6,000,000 and $4,500,000, respectively, from and after August 1, 2001. This definition of Material Adverse Change shall be used solely for purposes of Sections 11.5, 11.9 and 14.10.

         "Material Purchaser's Consents" means those Purchaser's Consents set
          -----------------------------
forth on Schedules 6.5 and 6.6 that are marked with an asterisk.

         "Material Sellers' Consents" means those Sellers' Consents set forth on
          --------------------------
Schedules 5.25 and 5.26 that are marked with an asterisk.
--------------     ----
         "Material Contracts" has the meaning set forth in Section 5.19(a).
          ------------------

         "Material Leases" has the meaning set forth in Section 5.16.
          ---------------

         "NAIC" has the meaning set forth in Section 5.10.
          ----

         "Non-Compete Period" has the meaning set forth in Section 7.13.
          ------------------

         "Notes" has the meaning set forth in Section 3.2(b)(i).
          -----

         "Note Proportionate Shares" are the percentages set forth on Exhibit A
          -------------------------                                   ---------
in the column headed "Note Proportionate Shares".

         "Offering" has the meaning set forth in Section 8.9.
          --------

         "Person" means any individual, corporation, partnership, limited
          ------
liability company, association or other entity of any kind, including without limitation, any Governmental Body.

         "Plans" has the meaning set forth in Section 5.23(a).
          -----

         "Proportionate Shares" are the percentages set forth on Exhibit A in
          --------------------                                   ---------
the column headed "Proportionate Shares", as such percentages may be changed in accordance with a notice from Sellers at any time prior to the Closing.

         "Pro Rata Amount" has the meaning set forth in Section 3.2(a).
          ---------------

         "Pro Rata Contract" has the meaning set forth in Section 9.6.
          -----------------

         "Pro Rata Note Amount" has the meaning set forth in Section 3.2(b).
          --------------------

         "Public Announcement" means the initial public announcement or
          -------------------
statement regarding the transactions contemplated hereby.

         "Purchase Price" has the meaning set forth in Section 3.1.
          --------------

         "Purchaser Indemnified Persons" has the meaning set forth in Section
          -----------------------------
14.2.

         "Purchaser's Common Stock" means the common stock, par value $.01 per
          ------------------------
share, of Purchaser.

         "Purchaser's Consents" has the meaning set forth in Section 6.2.
          --------------------

         "Reimbursement Agreement" has the meaning set forth in Section 9.8.
          -----------------------

         "Residential Homeowners Person" has the meaning set forth in Section
          -----------------------------
7.13(a).

         "SEC" means the Securities and Exchange Commission under the Securities
          ---
Act.

         "Secured Credit Agreement" means the Credit Agreement, dated as of
          ------------------------
March 3, 2000, by and between Purchaser and J. Gordon Gaines, Inc., as Borrowers, and First Commercial Bank, as Lender and Secured Party, for a $7,500,000 Revolving Credit Facility.

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Seller Indemnified Persons" has the meaning set forth in Section 14.3.
          --------------------------

         "Sellers' Consents" has the meaning set forth in Section 5.1.
          -----------------

         "Sellers' Expense Payment" has the meaning set forth in Section 9.1.
          ------------------------

         "Sellers' Indemnification Limit" has the meaning set forth in Section
          ------------------------------
14.4(a)(i).

         "Shareholders Agreement" has the meaning set forth in Section 5.2.
          ----------------------

         "SIS" has the meaning set forth in the Preambles.
          ---

         "Statutory Financial Statements" has the meaning set forth in Section
          ------------------------------
5.9.

         "Stock" has the meaning set forth in the Preambles.
          -----

         "Subsidiary" of a Person means any Person of which capital stock or
          ----------
other ownership interests having ordinary voting power to elect a majority of the board of directors, the manager or other persons performing similar functions are at the time directly or indirectly owned by the Person.

         "Subsidiary Stock" has the meaning set forth in Section 5.4(b).
          ----------------

         "Tax Returns" has the meaning set forth in Section 5.29(a).
          -----------

         "Taxes" has the meaning set forth in Section 5.29(a).
          -----

         "Termination Date" has the meaning set forth in Section 13.1(b).
          ----------------

         "Trade Secrets" has the meaning set forth in Section 7.14.
          -------------

         "TSLIC" has the meaning set forth in the Preambles.
          -----

         "Unsecured Credit Agreement" means the Credit Agreement, dated as of
          --------------------------
March 3, 2000, by and between Purchaser, as Borrower, and First Commercial Bank, as Lender, for a $7,500,000 Revolving Credit Facility.

         "Vesta Companies" means Purchaser and its direct and indirect
          ---------------
Subsidiaries.

         "Vesta Material Adverse Change" means a material adverse change since
          -----------------------------
the date of filing of Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 in the business, operations, assets, properties or prospects of Purchaser which results in a diminution in consolidated shareholders' equity, determined in accordance with GAAP, of Purchaser of $28,000,000 or more, except for a material adverse change due to (w) changes in general economic, regulatory or political conditions, (x) changes affecting the insurance industry generally, (y) changes in law, rule or regulation or (z) changes in the customer, client, policyholder, agent or broker relationships of the Vesta Companies or in other business relationships of the Vesta Companies as a result of the transactions contemplated by this Agreement.

                                  2 ARTICLE

                          PURCHASE AND SALE OF STOCK

         Each Seller, severally, and not jointly and severally, hereby agrees to sell, assign, transfer, convey and deliver to Purchaser (or Vesta Fire, at Purchaser's option), and Purchaser hereby agrees to purchase (or to cause Vesta Fire to purchase, as Purchaser's option), those shares of Stock set forth opposite such Seller's name on Exhibit A hereof, subject to the terms and
                               ---------
conditions set forth herein, for the purchase price set forth in Article III hereof.

                                  3 ARTICLE

                      CONSIDERATION AND MANNER OF PAYMENT

3.1  Section Purchase Price. The purchase price (the "Purchase Price") for the
             --------------                           --------------
Stock shall be Sixty-one Million Four Hundred Seventy-six Thousand Nine Hundred and Forty-nine Dollars ($61,476,949), plus interest on such aggregate amount from January 1, 2001 up to the Closing Date at the rate of 6% per annum. The Purchase Price shall be payable in accordance with the terms of Section 3.2 hereof.

3.2   Section Payment of Purchase Price.
              -------------------------

      (a)  Payment in Cash. At the Closing, Purchaser shall deliver (or shall
           ---------------
cause Vesta Fire to deliver, at Purchaser's option) to each Seller, to such Seller's account designated on Exhibit B hereto, an amount (such Seller's "Pro
                               ---------                                   ---
Rata Amount") equal to the Purchase Price multiplied by such Seller's
-----------
Proportionate Share set forth opposite such Seller's name on Exhibit A hereto,
                                                             ---------
payable by wire transfer of immediately available funds. Purchaser hereby acknowledges and agrees that Sellers, by notice from Sellers to Purchaser at any time prior to the Closing Date, may change the Proportionate Shares.

      (b)  Payment in Cash and Note.
           ------------------------

      (i) In the event that Purchaser is unable under Section 8.9 hereof to sell shares of Purchaser's Common Stock with net proceeds of at least $30,000,000 pursuant to the Form S-3 by the Closing Date, then Purchaser shall pay the Purchase Price to Sellers by delivery to Sellers of (A) senior promissory notes (the "Notes") issued by Purchaser in an aggregate outstanding
                       -----
principal amount of up to $30,000,000 minus the aggregate amount of net proceeds received by Purchaser pursuant to the Offering (the "Aggregate Note Amount") and
                                                     ---------------------
(B) cash in an aggregate amount equal to the Purchase Price minus the Aggregate Note Amount (the "Aggregate Cash Consideration"), which Aggregate Cash
                  ----------------------------
Consideration may be paid by Vesta Fire on behalf of Purchaser, at Purchaser's option. At Closing, Purchaser (x) shall execute and deliver to each Seller a
Note in an outstanding principal amount (such Seller's "Pro Rata Note Amount")
                                                        --------------------
equal to the Aggregate Note Amount multiplied by such Seller's Note Proportionate Share set forth opposite such Seller's name on Exhibit A hereto
                                                             ---------
and (y) shall deliver to each Seller's account designated on Exhibit B hereto,
                                                             ---------
cash in an amount equal to such Seller's Pro Rata Amount less such Seller's Pro Rata Note Amount, payable by wire transfer of immediately available funds.

      (ii) The Notes (A) shall be in the form attached as Exhibit C hereto, (B)
                                                          ---------
shall be due and payable sixty (60) days after the Closing Date, and (C) shall only be transferable on a book entry system.

                                  4 ARTICLE

                                  THE CLOSING

4.1  Section  Date and Place. The closing of the sale, transfer, assignment and
              --------------
conveyance of the Stock as contemplated by this Agreement and the other transactions contemplated hereby (the "Closing") shall take place three (3)
                                       -------
business days following the satisfaction or waiver of all conditions to closing described in Article XI and XII of this Agreement at the offices of Richards Spears Kibbe & Orbe, One Chase Manhattan Plaza, New York, New York, 10005, or at such other time and place as the parties mutually agree, but in no event later than the Termination Date; provided, however, that the Closing shall not take
                           --------  -------
place prior to July 15, 2001 unless (i) the Offering has been completed or (ii) Purchaser, at its option, agrees to close this transaction prior to the completion of the Offering. The date upon which the Closing occurs is referred to herein as the "Closing Date". The transactions contemplated by this Agreement
                  ------------
shall be deemed to be effective as of 12:01 a.m. on the date thereof.

4.2  Section  Delivery of Stock. At Closing, each Seller shall execute and
              -----------------
deliver to Purchaser certificates for the shares of the Stock held by such Seller, duly endorsed or accompanied by stock powers duly endorsed in blank, in proper form for transfer, with all appropriate transfer tax stamps affixed. The number of shares of each class of the Stock to be delivered by each Seller is set forth on Exhibit A to this Agreement.
             ---------
                                  5 ARTICLE

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller hereby jointly and severally represents and warrants to Purchaser (except with respect to the matters contained in Sections 5.1, 5.2 and 5.31 and, with respect to representations and warranties about such Seller only in such Sections, Sections 5.5, 5.25 and 5.26 hereof, for which the representations and warranties of each Seller contained therein shall be several as to itself only, and not joint and several) as of the date hereof and as of the Closing Date that:

5.1 Section  Organization, Power and Authority of Seller; Effect of Agreement.
             ----------------------------------------------------------------
Such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be. Such Seller has all requisite power and authority under its certificate of incorporation, articles of organization, declarations of trust or other organizational documents, as the case may be, to enter into this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder. The execution and delivery of this Agreement by such Seller, the performance by such Seller of its obligations under this Agreement and the consummation by such Seller of the transactions contemplated hereby have been duly authorized by the relevant governing body of such Seller, and no further approvals are required from any other person holding a beneficial interest in such Seller. This

Agreement has been duly and validly executed and delivered by such Seller and constitutes the valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights generally. Except for (i) the consents set forth on Schedules 5.25 and 5.26 hereof and (ii) compliance with
                      -----------------------
the HSR Act (the consents referred to in clauses (i) and (ii) above are referred to herein as the "Sellers' Consents"), no authorization or approval from any
                  -----------------
Governmental Body or any other Person is necessary for such Seller's due execution and delivery of this Agreement or its performance hereunder.

5.2  Section Title to Stock and Power to Convey. Such Seller is the sole owner
             ----------------------------------
of, and has good and marketable title to, that number of shares of each class of the Stock set forth beside such Seller's name on Exhibit A hereto and proposed
                                                 ---------
to be sold by it hereunder. Such Seller has full right, power and authority to sell and deliver the shares of the Stock to be delivered by it as contemplated by this Agreement. Upon endorsement and delivery of certificates evidencing such Seller's respective shares of the Stock to Purchaser at the Closing and Purchaser's payment of the Purchase Price as contemplated herein, Purchaser shall have acquired from such Seller good legal and equitable title to such Seller's respective shares of the Stock transferred by such Seller, free and clear of all pledges, liens, security interests, claims, charges, restrictions, options or encumbrances of any nature whatsoever ("Encumbrances") other than (A)
                                                   ------------
restrictions imposed by securities laws generally, (B) as provided in that certain Shareholders Agreement, dated as of December 22, 1997, as amended pursuant to Amendment No. 1 thereto, dated as of November 28, 2000 (as amended, the "Shareholders Agreement"), by and among the Holding Company and Sellers,
     ----------------------
which shall be terminated at Closing and thereafter shall have no further force or effect, and (C) Encumbrances as result from any action taken by Purchaser.

5.3  Section Organization, Power and Authority of the Companies. The Holding
             --------------------------------------------------
Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. FSIC is duly incorporated and validly existing and in good standing under the laws of the State of Florida. FSIA is duly incorporated, validly existing and in good standing under the laws of the State of Florida. TSLIC is an unincorporated association in the State of Texas. SIS is duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of the Holding Company and the Holding Subsidiaries has all requisite corporate power and authority to own or hold under lease its property and to carry on its business as now conducted. All corporate actions taken by the Holding Company and the Holding Subsidiaries approving the transactions contemplated hereby have been duly authorized or subsequently ratified, and the books and records of such Companies have been maintained in the ordinary course of such Companies' business, in accordance with all applicable laws and regulatory requirements.

5.4  Section Capital Stock; Subsidiaries.
             ---------------------------

     (a) The authorized capital stock of the Holding Company consists of 2,000 shares of Class A voting common stock, 2,000 shares of Class B non-voting common stock, 2,000 shares of Class C non-voting common stock, 2,000 shares of Class D voting common stock, and 2,000 shares of preferred stock. Of these shares, 779 shares of Class A voting common stock are issued and outstanding, no shares of Class B non-voting common stock are issued and outstanding (as of the date hereof, but at Closing those shares of Class B non-voting common stock issued upon the exercise of the Class B Warrant shall be issued and outstanding), l56 shares of Class C non-voting common stock are issued and outstanding, and 60 shares of Class D voting common stock are issued and outstanding. None of the preferred stock has been issued. The issued and outstanding shares of capital stock set forth in this Section 5.4(a), together with all (but no more than 1,000) shares of Class B non-voting common stock issued on exercise of the Class B Warrant, but excluding the Harbor Shares, constitute the Stock.

     (b)  Schedule 5.4(b) sets forth all of the Holding Subsidiaries, their
          ---------------
respective authorized capital stock and number of shares of such stock issued and outstanding (the "Subsidiary Stock"), and all corporations, partnerships or
                      ----------------
other entities in which any of the Companies has an equity interest, other than those investment interests listed on Schedule 5.21 hereto. The Holding Company
                                     -------------
owns 100% of all issued and outstanding shares of the Subsidiary Stock, other than the Subsidiary Stock of SIS, 100% of all issued and outstanding shares of which are owned by FSIA.

     (c) The Stock and the Subsidiary Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights created by statute, charter or bylaws or any agreement to which the Holding Company or any of the Holding Subsidiaries is a party or by which it is bound, except, with respect to the Stock, the Shareholders Agreement, which shall be terminated at Closing and thereafter shall have no further force or effect.

     (d) Except for the Class A Warrant (which shall be terminated at Closing) and the Class B Warrant and, with respect to the Stock, the Shareholders Agreement, which shall be terminated at Closing and thereafter shall have no further force or effect, there are no convertible securities, options, warrants, calls, rights, commitments or agreements of any character to which the Holding Company or any of the Holding Subsidiaries is a party or by which any of them is bound obligating such Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of such Company or obligating such Company to issue, grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such convertible security, option, warrant, call, right, commitment or agreement.

5.8 Section No Violation. Except as may result from Sellers' inability to
            ------------
obtain Sellers' Consents or to terminate the Shareholders Agreement at or before Closing, neither the execution and delivery of this Agreement by such Seller nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of its certificate of incorporation, articles of organization, declarations of trust or other organizational documents, as the case may be, of such Seller or any Company; (b) violate, conflict with, constitute a default

(or an event which, with or without notice, lapse of time or both, or the occurrence of any other event, would constitute a default) under, result in the termination of, accelerate the performance required by, cause the acceleration of the maturity of any debt or obligation pursuant to any agreement or commitment to which such Seller or any of the Companies is a party or by which such Seller or any of the Companies is bound, or to which the property of such Seller or any of the Companies is subject, or result in the creation or imposition of any security interest, lien or other encumbrance upon any assets of, such Seller or any of the Companies; (c) violate any federal, state or local law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to such Seller or any of the Companies; (d) except in each case where such would not cause an Adverse Effect, result in a breach of the terms or conditions, or constitute a default under or cause an impairment of any license of such Seller or any License of any of the Companies; or (e) except in each case where such would not cause an Adverse Effect, give a Person the right to terminate, cancel or accelerate any Material Contract of any of the Companies.

5.6    Section Compliance with Law.  Except as set forth on Schedule 5.6:
               -------------------                          ------------

        (a) Each of the Companies has conducted its business in accordance with, in all material respects, all applicable laws, rules, regulations, judgments, orders and other requirements of all Governmental Bodies having jurisdiction over the respective Company, including, without limitation, applicable laws, rules, regulations and requirements relating to antitrust, consumer protection, equal opportunity and protection (including without limitation, the Americans with Disabilities Act), occupational safety and health (including without limitation the Occupational Safety and Health Act), pension, welfare and securities matters and all Environmental Laws;

        (b) To the Knowledge of the Sellers, none of the Companies has received within the last three (3) years any written or oral notification of any asserted present or past failure by such Company to comply in any material respect with such laws, rules or regulations that relates in any way to its business;

        (c) Except in each case where such would not cause an Adverse Effect, each of the Companies has all licenses, certificates of occupancy, permits and other governmental authorizations or approvals (collectively, "Licenses") required for the operation of its business
                        --------
        and the current use of the properties of such Company, and all such Licenses are valid and in effect; and

        (d) To the Knowledge of the Sellers, none of the Companies is in violation of any License, and, subject to obtaining Sellers' Consents, the consummation of the transactions contemplated by this Agreement will not result in a violation or termination of any License.

5.7    Section  Insurance Regulatory Authority of the Companies.
                -----------------------------------------------

     (a) Schedule 5.7(a) lists each jurisdiction in which any of the Companies
         ---------------
is licensed or authorized to transact the business of insurance (as either an agent or insurer), and attaches copies of all licenses or certificates of authority indicated thereon. All of such licenses or certificates of authority are currently in full force and effect, and none of Sellers or the Companies has received any written or, to the Knowledge of the Sellers, oral notice of any event, inquiry or proceeding which could materially restrict or adversely effect such licenses or certificates of authority. To the Knowledge of the Sellers, none of the Companies is required to be licensed or otherwise qualified or authorized to transact business in any jurisdiction not listed on Schedule
                                                                  --------
5.7(a), except where such failure to be licensed, qualified or authorized would
------
not constitute an Adverse Effect. The business and operations of each of the Companies have been conducted in compliance in all material respects with all applicable laws regulating the business of insurance, including all applicable directives of insurance regulatory authorities and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (collectively, "Insurance Laws"). Each of the Companies
                                       --------------
has marketed, sold and issued insurance products in compliance in all material respects with Insurance Laws applicable to the business of such Company and in the respective jurisdictions in which such products have been sold. Except as set forth on Schedule 5.7(a), none of the Companies is subject to any order or
             ---------------
decree of any insurance regulatory authority relating specifically to such Company (as opposed to insurance companies generally). To the Knowledge of the Sellers, each of the Companies has filed all material reports required to be filed with any insurance regulatory authority.

     (b) All agreements of insurance that are issued by any of the Companies (the "Company Insurance Contracts"), and, except where such non-compliance would
      ---------------------------
not have an Adverse Effect, any and all marketing materials used by any of the Companies, are, to the extent required under applicable Insurance Laws, on forms approved by applicable insurance regulatory authorities or which have been filed with and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with Insurance Laws applicable thereto and, as to premium rates established for Company Insurance Contracts which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, and the premiums charged conform in all material respects thereto. Sellers have delivered to Purchaser (in computer readable form) a true and complete list of all Company Insurance Contracts (and their respective policy numbers) in force as of the date of this Agreement. There are no pending filings or requests of any of the Companies to the Commissioners or any other applicable regulatory agency with respect to rates, policy forms, underwriting guidelines or anything else that may have a material impact on the operation of their business.

5.8 Section Reinsurance Agreements . Schedule 5.8 sets forth (i) a true and
            ----------------------   ------------
complete list of all reinsurance agreements or arrangements which provide coverage with respect to losses occurring on or after January 1, 1999 under policies in force at January 1, 1999 and issued or renewed by any of the Companies on or after January 1, 1999, and (ii) as of the date of this

Agreement, all amounts currently receivable and amounts currently payable relating thereto. Schedule 5.8 sets forth a true and complete list of all
                  ------------
agreements (whether written or oral) between any of the Companies and any of its respective insurers, brokers, or others with respect to such reinsurance agreements or arrangements.

5.9 Section Statutory Financial Statements . Sellers have delivered to
            ------------------------------
Purchaser complete copies of Annual Statements ("Annual Statements") (i) of
                                                 ------------------
FSIC, dated as of December 31, 1999 and December 31, 2000 and (ii) of TSLIC, dated as of December 31, 2000, as filed with the Commissioners of Insurance for the States of Florida and Texas (the "Commissioners"), respectively. Sellers
                                      --------------
will deliver to Purchaser prior to the Closing complete copies of any quarterly financial statements of such Companies dated after December 31, 2000, as filed with the Commissioners (all of such Annual Statements and quarterly financial statements being collectively hereinafter referred to as the "Statutory
                                                               --------
Financial Statements"). The Statutory Financial Statements have been, or, with
--------------------
respect to quarterly financial statements for periods after December 31, 2000, will be, exact copies of such Statutory Financial Statements, as filed with the Commissioners, and Sellers are not aware of any filed amendments or adjustments thereto. The Statutory Financial Statements fairly present the statutory financial condition of each of FSIC and TSLIC as of such date in conformity with the statutory accounting principles prescribed or permitted by the Commissioners consistently applied during the periods involved, except as expressly set forth within the subject Statutory Financial Statements.

5.10 Section Reserves. Sellers have provided to Purchaser actuarial opinions
             --------
("Actuarial Opinions") and related actuarial work papers with respect to FSIC's
  ------------------
loss and loss adjustment expense reserves for the calendar years 1996, 1997, 1998, 1999 and 2000 in the form specified in the Annual Statement Instructions (Property & Casualty) promulgated by the National Association of Insurance Commissions ("NAIC"). The Actuarial Opinions are exact copies of such Actuarial
              ----
Opinions, as filed with the Commissioners, and there are no filed amendments or adjustments thereto.

5.11 Section Audited Financial Statements. Sellers have delivered to Purchaser
             ----------------------------
true and complete copies of the audited consolidated balance sheets of the Holding Company and the Holding Subsidiaries for the years ending December 31, 2000, December 31, 1999 and December 31, 1998, and the related audited consolidated statements of income, cash flow and changes in shareholders' equity for the fiscal years then ended, together with the report thereon by the Companies' auditors (the "Financial Statements"), all of which have been
                          --------------------
prepared in accordance with GAAP consistently applied throughout the periods involved. Such balance sheets, including the related notes, fairly present, in accordance with GAAP, the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Holding Company and the Holding Subsidiaries at the dates indicated, and such statements of income, cash flow and changes in shareholders' equity, including the related notes, fairly present the results of operations, cash flow and changes in shareholders' equity of the Holding Company and its Subsidiaries for the periods indicated.

5.12 Section No Undisclosed Liabilities . Neither the Holding Company nor any
             --------------------------
of the Holding Subsidiaries has any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due), other than a liability or obligation that satisfies any one or more of the following:

     (a) a liability or obligation that is fully reflected or reserved against in the Final Balance Sheet;

     (b)   a liability or obligation that is identified on Schedule 5.12 or
                                                           ----------------
     otherwise in this Agreement or any other Schedule hereto;

     (c) a liability or obligation incurred by any Company in the ordinary course of business after the Balance Sheet Date;

     (d) an obligation that was or is to be performed after the Balance Sheet Date under the contracts, agreements, leases, commitments, insurance policies or understandings of any kind of any Company either (i) which are properly disclosed to Purchaser pursuant to this Agreement if such disclosure is required by this Agreement or (ii) which are not required by this Agreement to be disclosed; or

     (e) liabilities or obligations that are, in the aggregate, less than $750,000 (excluding for purposes of this subpart (e) any liabilities or obligations described in subparts (a) through (d)).

5.13 Section Absence of Changes . Except as described in Section 9.6, Section
             -----------------
9.8, Section 7.2 or on Schedule 5.13 or Schedule 7.2 hereto, since the Balance
                       -------------    ------------
Sheet Date, there has not occurred or arisen:

     (a)   Any Adverse Effect;

     (b) Any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Holding Company's or any of the Holding Subsidiaries' capital stock;

     (c) Any split, combination or reclassification of the Holding Company's or any of the Holding Subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Holding Company's or any of the Holding Subsidiaries' capital stock;

     (d) Any granting by any of the Companies to any director, officer or employee of such Companies of any award or incentive payment or increase in compensation or benefits;

      (e) Any granting by any of the Companies to any director, officer or employee of any increase in severance or termination pay;

      (f) Any entry by any of the Companies into any employment, severance or Termination agreement with any director, officer or employee;

      (g) Any material change in accounting methods, principles or practices by any of the Companies affecting their assets, liabilities or businesses, except insofar as may have been required by a change in GAAP;

      (h) Any amendment or termination of any Material Contract or License (i) by any of the Companies, except where such would not cause an Adverse effect, or (ii) to the Knowledge of the Sellers, by any other party to the Material Contract or License; or

      (i) Commencement or written or, to the Knowledge of the Sellers, oral notice or, to the Knowledge of the Sellers, threat of commencement of any material governmental proceeding against, or investigation of, any of the Companies or their affairs.

5.14 Section Title to Properties; Encumbrances. Except as set forth on
             ---------------------------------
Schedule 5.14, each of the Companies has good, valid and marketable title to, or
-------------
in the case of leased property has valid leasehold interests in, all the material properties, assets and rights which are reflected in the Final Balance Sheet or otherwise used in the operation of the Companies' business (whether real, personal or mixed, tangible or intangible) (the "Assets"). Except as set
                                                       ------
forth on Schedule 5.14, all of the Assets are free and clear of all title
         -------------
defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation, leases, chattel mortgages, pledges, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, except all (a) liens for taxes (of any kind) or governmental assessments, charges or claims, in each case the payment of which is not yet due, (b) liens imposed by applicable law, rule or regulation such as mechanics', materialmen's, landlords', warehousemen's and carriers' liens, and other similar liens, securing obligations incurred in the ordinary course of business, (c) liens under workers' compensation, unemployment insurance, Social Security or similar legislation, and (d) liens set forth on Schedule 5.14.
                                        -------------

5.15 Section Real Property. None of the Companies owns or has ever owned any
             -------------
real property.


5.16 Section Leases. Schedule 5.16 sets forth an accurate and complete list of
             ------  -------------
all leases and subleases pursuant to which any of the Companies leases real or personal property requiring annual payments in excess of $50,000 ("Material
                                                                   --------
Leases"), identifying which Company is a party to the lease. Except as set forth
------
in Schedule 5.16, (a) there are no existing defaults by the relevant Companies
   --------------
under such Material Leases, except where such default would not constitute an Adverse Effect; (b) none of such Material Leases have been terminated (i) by any of the

Companies, except where such would not cause an Adverse Effect, or (ii) to the Knowledge of the Sellers, by any other party to any such Material Lease; and (c) to the Knowledge of the Sellers, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under such Material Leases by any party thereto.

5.17 Section Bank Accounts; Custodial Accounts. Schedule 5.17 sets forth a
             ---------------------------------  -------------
true and complete list of each and every bank account, safe deposit box, brokerage account, trust account, depository account or other custodial account of each of the Companies including, but not limited to, any deposits maintained with any governmental agency or department for the purpose of obtaining or continuing any authority within any jurisdiction. Other than the assets deposited in the accounts listed on Schedule 5.17 and the investments listed on
                                    -------------
Schedule 5.21, none of the Companies have any other liquid assets or investments held or maintained with any other person or entity at any location.

5.18 Section Trademarks, Service Marks and Trade Names. Schedule 5.18 sets
             -----------------------------------------  -------------
forth a correct and complete list of all material trademarks, service marks, trade names and copyrights (including trademarks, service marks, trade names and copyrights relating to computer software and hardware) used by each of the Companies in the conduct of their business. Except as set forth in Schedule
                                                                   --------
5.18, there is no claim pending or, to the Knowledge of the Sellers, threatened
----
against any of the Companies with respect to alleged infringement of any trademark, service mark, trade name or copyright owned by any person. To the Knowledge of the Sellers, there is no material infringement by any Person of any patent, trademark, copyright or trade name set forth on Schedule 5.18 of such Company.

5.19 Section   Material Contracts and Commitments.
               ----------------------------------

      (a) Schedule 5.19(a) lists all of the written or oral contracts,
          ----------------
agreements and commitments which are material to the business or operations of each of the Companies, other than (i) the Material Leases identified on Schedule
                                                                        --------
5.16, (ii) the reinsurance agreements identified on Schedule 5.8, (iii) the
----                                                ------------
Agent Contracts identified on Schedule 5.28(b) (to be delivered at Closing),
                              ----------------
(iv) the Company Insurance Contracts referred to in Section 5.7(b), and (v) other contracts, agreements and commitments relating to the Companies entered into in the ordinary course of business and providing, with respect to each such contract, agreement or commitment, for annual payments of less than $75,000 (such contracts, agreements and commitments listed on Schedule 5.19(a) are
                                                      ----------------
collectively referred to herein as, the "Material Contracts").
                                         ------------------

      (b) Except as set forth on Schedule 5.19(b), or where such would not cause
                                 ----------------
an Adverse Effect, none of the Companies are in breach or default under or in violation of any Material Contract;

      (c) Except for the Shareholders Agreement and as set forth on Schedule
                                                                    --------
5.19(c), none of the Holding Company or the Holding Subsidiaries is a party to
-------
any contract with any present or former employee;

      (d) None of the Companies are a party to any written or oral agreement, contract or commitment limiting or restraining the Company or any successor thereto from engaging or competing in any manner or in any business, nor, to the Knowledge of the Sellers, is any employee of the Company subject to any such agreement, contract or commitment; and

      (e) To the Knowledge of the Sellers, no Material Contract has been terminated by a party thereto other than the Companies and copies of each Material Contract have been provided to Purchaser, which copies Purchaser hereby acknowledges that it has received and which copies, to the Knowledge of the Sellers, are true and correct. Except where such would not have an Adverse Effect, each of the Companies has performed all obligations required to be performed by it under, has not terminated, and is not in default in any respect under, or in violation in any respect of, any Material Contract.

5.20 Section Insurance.
             ---------

      (a) Schedule 5.20(a) sets forth (i) an accurate and complete list of all
          ----------------
material insurance policies and programs of insurance providing coverage for the Companies, including the amount of coverage and any retention or deductible of the Companies, and (ii) the aggregate claims and all individual claims in excess of $25,000 made under each such policy or program (or any predecessor policy or program) during the last two (2) years.

      (b) To the Knowledge of the Sellers, (i) no written notice of cancellation, termination or reduction in coverage has been received with respect to any policy listed on Schedule 5.20(a) other than as set forth on
                                ----------------
Schedule 5.20(b), and (ii) none of the Companies has been refused any insurance
----------------
with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last two (2) years other than as set forth on Schedule 5.20(b).
         ----------------

5.21 Section Investments. Schedule 5.21 sets forth a complete list of all
             -----------  -------------
stocks, bonds or other securities, or any other equity or proprietary interest in any corporation, partnership, joint venture, business enterprise or other entity of any nature whatsoever, owned, directly or indirectly, by each of the Companies.

5.22 Section Employment Matters.
             ------------------

      (a) Except as set forth on Schedule 5.22(a), there is no unfair labor
                                 ----------------
practice complaint against any of the Companies pending before the National Labor Relations Board. Except as set forth on Schedule 5.22(a), none of the
                                              ----------------
Companies has any contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings or arrangements, whether oral or written with lessees, licensees, employees, managers, accountants, suppliers, agents, officers, distributors, directors, lawyers, or others which cannot be terminated on six months' notice.

          (b) Schedule 5.22(b) sets forth a list of all full and part-time
              ---------------
employees of each of the Companies, their wages and other remuneration of every kind, including current year vacation pay earned to date, and the date and amount of the latest wage increase of each such employee. To the Knowledge of the Sellers, except as restricted under applicable law, the employment of each employee so listed is terminable at will by the relevant Company, without restriction, penalty or payment of any kind.

          (c) None of the Companies is a party to any collective bargaining agreement with any labor union or other association of employees and, to the Knowledge of the Sellers, no attempt has been made to organize or certify the employees of the Company as a bargaining unit.

          (d) Except as set forth on Schedule 5.22(d), none of the Companies is
                                     ---------------
the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder (the "Immigration Laws"), nor has it been
                                             ----------------
fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the Knowledge of the Sellers, threatened in respect of the Company.

5.23    Section   Employee Benefits.
                  -----------------

          (a) Schedule 5.23(a) lists each written pension, retirement, profit-
              ----------------
sharing, deferred compensation, bonus, incentive, performance, stock option, stock appreciation, phantom stock, stock purchase, restricted stock, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit or compensation plan, program, arrangement, agreement or policy (including, without limitation, each ERISA
Plan) (collectively, "Plans") (i) to which any Company contributes or is or has
                      -----
been obligated to contribute or is or has been a party or is or has been bound or under which any Company may have any liability and (ii) under which employees or former employees of any Company (or their respective beneficiaries or dependents) are eligible to participate or receive benefits or to continue to accrue a benefit (each, an "Employee Benefit Plan"). No Company has any
                            ---------------------
liability or obligation, contingent or otherwise, under any Plan that is not an Employee Benefit Plan. Each Employee Benefit Plan complies in all material respects, and has been operated and administered in all material respects in accordance with, all applicable requirements of all laws and regulations of any public body or authority, including, but not limited to, ERISA, the Code and applicable laws of foreign jurisdictions, and no (i) "reportable event", (ii) to the Knowledge of the Sellers, "prohibited transaction" (as such terms are defined in ERISA and the Code, as applicable) or (iii) termination has occurred with respect to any Employee Benefit Plan. Except as set forth on Schedule
                                                                  --------
5.23(a), each Employee Benefit Plan intended to qualify under section 401(a) of
-------
the Code has received an applicable current ruling or determination letter concluding that such Employee Benefit Plan so qualifies, and no event has occurred, amendment been adopted or action has been taken that would cause such Employee Benefit Plan to lose its qualified status.

          (b) Sellers have delivered or made available to Purchaser complete and correct copies of each Employee Benefit Plan and any amendments thereto and any related trust agreement, funding agreement and insurance contract relating thereto and, if applicable (a) the most recent actuarial valuation report, (b) the Form 5500 or 5500-C and Schedules A and B thereto or equivalent documents required to be filed in foreign jurisdictions for the most recently completed two plan years, (c) the summary plan description currently in effect for each Employee Benefit Plan and all material modifications thereto, (d) the last financial statements for each Employee Benefit Plan and its related trust, if any, and (e) if applicable, the most recent determination letter (or equivalent document in a foreign jurisdiction) issued with respect to each Employee Benefit Plan. Sellers have also furnished to Purchaser copies of all current employee manuals, handouts, policy statements and other written materials given to employees of the Companies generally.

          (c) Except as set forth on Schedule 5.23(c), there are no actions
                                     -------------
existing or pending (other than routine claims for benefits) or, to the Knowledge of the Sellers, threatened, with respect to any Employee Benefit Plan. No event has occurred in connection with which any Company could be subject to liability, directly or indirectly, under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code.

          (d) Schedule 5.23(d) sets forth the amount for which the Companies
              ----------------
would be liable pursuant to section 4062, 4063 or 4064 of ERISA (or equivalent legislation of any foreign jurisdiction) if all Employee Benefit Plans sponsored solely by one or more of the Companies were to terminate as of the Closing Date.

          (e) All contributions required under applicable law or the terms of any Plan to be made by any of the Companies to each Employee Benefit Plan have been made within the time prescribed by such law or Plan. There does not exist any accumulated funding deficiency within the meaning of either section 412 of the Code or section 302 of ERISA as to any Employee Benefit Plan, nor would there exist any such deficiency but for the application of an alternative minimum funding standard. There has not been issued any waiver of the minimum funding standards imposed by the Code with respect to any such Employee Benefit Plan.

          (f) No Employee Benefit Plan is a multiple employer plan described in section 4063 or 4064 of ERISA, and except as set forth on Schedule 5.23(f): (a)
                                                          ----------------
no Employee Benefit Plan is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA or other applicable employee benefit legislation; (b) no Company has either primary or secondary liability under the provisions of
Section 4204 of ERISA or any agreement entered into in accordance with the provisions of that Section; and (c) no Company has (i) engaged in any transaction that could result in the imposition of any liability pursuant to
Section 4069 or 4212 of ERISA or (ii) incurred any material liability under or pursuant to Title I (other than liability for funding or paying benefits under one or more Employee Benefit Plans) or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, and no event or condition has occurred or exists with respect to any Company which could result in the imposition of any material liability with respect to any Company, Purchaser or any of Purchaser's Subsidiaries under or pursuant to Title I (other than liability for funding or paying benefits under one or more Employee Benefit Plans) or IV of ERISA or such penalty or excise tax provisions of the Code.

          (g) Except for payments to be made to the Holding Company's senior management pursuant to the Holding Company's Long Term Incentive Plan, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of any Company or the beneficiary or dependent of any such employee or former employee.

          (h) Neither any employee or former employee of any Company nor any beneficiary or dependent of any such employee or former employee is or may become entitled to post-employment benefits of any kind by reason of their employment with such Company, including, without limitation, death or medical benefits (whether or not insured), other than (a) coverage mandated by section 4980B of the Code or (b) retirement benefits payable under an Employee Benefit Plan intended to qualify under Section 401(a) of the Code or under any other funded Employee Benefit Plan which is maintained pursuant to the laws of a foreign jurisdiction and under which assets are sufficient to satisfy all liabilities accrued thereunder as of the Closing

Date. Schedule 5.23(h) sets forth the aggregate liability of the Companies,
      ----------------
which has been estimated by the Companies' actuary on a present value basis as at December 31, 2000 using the assumptions, including trends affecting future medical care costs and interest rates, identified in Schedule 5.23(h), for post-
                                                     ----------------
retirement health and life insurance benefits to be provided to Business Employees and their dependents and beneficiaries, along with the components of the projected annual costs for such benefits used in such calculation. To the Knowledge of the Sellers, there is no factor which would cause the projected annual costs used in the calculation of such present value to be inaccurate in any material respect.

     (i) Except for liabilities under the Employee Benefit Plans, no Company has or could incur any liability arising out of events or circumstances in existence on or prior to the Closing Date under any Plan in existence on or prior to the Closing Date.

5.24 Section Litigation and Regulatory Investigations. Except as set forth on
             ----------------------------------------
Schedule 5.24, there are no pending or, to the Knowledge of the Sellers,
-------------
threatened litigation or regulatory proceedings by or against any of the Companies, except for lawsuits or claims arising under insurance policies issued by FSIC or TSLIC which (i) do not allege or seek damages in excess of the policy limits or exemplary or punitive damages and (ii) are not brought or purported to be brought on behalf of a class of persons. Except as set forth on Schedule
                                                                   --------
5.24, there is no pending or, to the Knowledge of the Sellers, threatened
----
action, proceeding, investigation, order, consent, decree or agreement with regulatory authorities with respect to any of the Companies or any of Sellers which questions the validity of this Agreement or could prevent or materially adversely affect any action taken or to be taken by any Company or any Seller pursuant hereto or which might result in any revocation, suspension or limitation of any regulatory authority of any License or constitute an Adverse Effect.

5.25 Section Governmental Consents. No consent, approval or authorization of,
             ---------------------
notice to, or declaration, filing or registration with, any governmental or regulatory authority, domestic or foreign, is required of any Seller or any Company in connection with the execution, delivery and performance of this Agreement by Sellers or the consummation by them of the transactions contemplated hereby other than those set forth on Schedule 5.25.
                                                  -------------

5.26 Section Other Consents. No consent, approval or authorization of, or
             --------------
notice to, any other Person, not including those set forth on Schedule 5.25, is
                                                              -------------
required of any Seller or any Company, including, without limitation, parties to loans, Material Contracts, Material Leases or reinsurance agreements, is required in connection with the execution, delivery and performance of this Agreement by Sellers or the consummation by them of the transactions contemplated hereby other than those set forth on Schedule 5.26.
                                                  -------------

5.27 Section Guarantees. Except as set forth on Schedule 5.27, none of the
             ----------                         -------------
Companies is a guarantor or indemnitor for any liability (including indebtedness) of an Affiliate or any other Person.

5.28     Section Producers for the Company.
                 -------------------------

          (a) Schedule 5.28(a) (which shall only be delivered at Closing)
              ---------------
contains a complete and accurate list of all material agents, brokers, other persons or entities ("Continuing Agents") that currently produce insurance
                      -----------------
business for the Companies as of the Closing Date. Except as set forth on
Schedule 5.28(a), none of the Companies has received any written or, to the
---------------
Knowledge of the Sellers, oral notification from any Continuing Agents threatening litigation or termination of their agency agreements or otherwise indicating that such Agents are likely to cease to do business with the Companies in the same manner as such business has been conducted historically, whether as a result of the transactions contemplated by this Agreement or otherwise.

          (b) Schedule 5.28(b) (which shall only be delivered at Closing)
              ----------------
contains a complete and accurate list of all material agreements (whether oral or written) ("Agent Contracts") between any of the Companies and any Continuing
              ---------------
Agents or former agents (to the extent that any compensation may be owing by any Company to any such former agent after the Closing Date) with respect to the payment of compensation by the Companies to its Continuing Agents or former agents in existence on the Closing Date.

          (c) Except as set forth on Schedule 5.28(c), or as would not cause an
                                     ---------------
Adverse Effect on the basis of an individual contract or agreement, none of the Companies is in default with respect to any such contract or other agreement, and no such contract or other agreement contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of such transactions.

5.29     Section   Taxes.  Except as set forth on Schedule 5.29 hereto:
                    -----                          -------------

          (a) All material federal, state, county, local and foreign taxes, including, without limitation, income, gross receipts, corporate franchise, stamp, transfer, sales and use, license, severance, excise, employment (including unemployment compensation contributions) withholding, ad valorem or similar taxes, special charges or levies, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Taxes") (including, without limitation, any Taxes imposed on a
               -----
combined or unitary basis with respect to a group of corporations that includes or included any of the Companies) due and payable by each of the Companies on or before the date hereof have been paid or provided for, and each of the Companies has filed all tax returns and reports required to be filed by such Companies with all applicable taxing authorities ("Tax Returns"). The provisions for Taxes
                                         -----------
included in the audited Financial Statements represent adequate provision for the payment of all accrued and unpaid Taxes of the Companies for the period prior to the Balance Sheet Date. Each of the Companies has paid (or has made provision for the payment of) all Taxes that could form a charge or encumbrance on such Company or its assets or that could become payable by Purchaser as a result of or in connection with any event relating to such Company occurring before the Balance Sheet Date. None of the Companies has outstanding or unsatisfied deficiency assessments with respect to any Taxes, and there are no current audits or investigations by or disputes with any authority with respect to any Taxes that may affect the Company or form a lien or charge on any of its assets. Neither Sellers nor the any of the Companies has received notice that an examination of or proceeding concerning any Tax Return of the Company is pending or threatened.

(b) Sellers have delivered to Purchaser copies of all corporate income Tax Returns filed by each of the Holding Company and the Holding Subsidiaries for each of the 1999 and 1998 fiscal years.

5.30   Section  Improper Payments.  Since the commencement of their operations:
                 -----------------

        (a) no funds or assets of any of the Companies have been used by the Companies for any illegal purpose; and

        (b) no unrecorded fund or asset of any of the Companies has been established by the Companies, and no payment has been made by the Companies, for any illegal purpose.

          Section 5.31 Full Disclosure. The representations and warranties of
                       ---------------
such Seller in this Agreement and in the Exhibits and Schedules hereto are true, complete and correct, and no such representation or warranty contains any untrue statement of fact or omits to state any fact necessary to make the statements made not misleading.

                                  6 ARTICLE

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Each of Purchaser and Vesta Fire severally as to itself only, and not jointly and severally, hereby represents and warrants to each Seller as of the date hereof and as of the Closing Date that:

6.1   Section  Corporate Organization. Purchaser is a corporation duly
                ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware and Vesta Fire is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of Purchaser and Vesta Fire has all requisite corporate power and authority to own or hold under lease its property and to carry on its business as now conducted.

6.2   Section  Authorization.  Each of Purchaser and Vesta Fire has full
                -------------
corporate power and authority to enter into this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder. Each of Purchaser and Vesta Fire has taken all action required by law, its Articles of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder, and no further approvals are required from any other person holding a beneficial interest in Purchaser or Vesta Fire, as the case may be. This Agreement has been duly and validly executed and delivered by each of Purchaser and Vesta Fire and constitutes the valid and binding agreement of Purchaser and Vesta Fire, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally. Except for (i) the consents set forth on Schedules 6.5 and 6.6 hereof and (ii) compliance with the HSR Act (the
   ---------------------
referred to in clauses (i) and (ii) are referred to herein as the "Purchaser's
                                                                   -----------
Consents"), no authorization or approval from any Governmental Body or any other
--------
Person is necessary for Purchaser's or Vesta Fire's due execution and delivery of this Agreement or its performance hereunder.

6.3   Section  No Violation. Except as may result from Purchaser's inability to
                ------------
obtain Purchaser's Consents, neither the execution and delivery of this Agreement by Purchaser or Vesta Fire nor the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Notes, if necessary) will: (a) conflict with or violate any provision of the Articles of Organization or By-Laws of Purchaser or Vesta Fire; (b) violate, conflict with, constitute a default (or an event which, with or without notice, lapse of time or both, or the occurrence of any other event, would constitute a default) under, result in the termination of, accelerate the performance required by, cause the acceleration of the maturity of any debt or obligation pursuant to any agreement or commitment to which Purchaser or Vesta Fire or any of Purchaser's Subsidiaries is a party or by which Purchaser or Vesta Fire or any of Purchaser's

Subsidiaries is bound (including, without limitation, the Credit Agreements), or to which the property of Purchaser or Vesta Fire or any of Purchaser's Subsidiaries is subject, or result in the creation or imposition of any security interest, lien or other encumbrance upon any assets of Purchaser or Vesta Fire or any of Purchaser's Subsidiaries; (c) violate federal, state or local law or any judgment, decree, order, regulation or rule of any court or governmental authority; (d) result in a breach of the terms or conditions, or constitute a default under or cause an impairment of any License of Purchaser or Vesta Fire or any of Purchaser's Subsidiaries; or (e) give a Person the right to terminate, cancel or accelerate any material contract of Purchaser or Vesta Fire or any of Purchaser's Subsidiaries.

6.4   Section  Litigation and Regulatory Investigations. Except as set forth on
                ----------------------------------------
Schedule 6.4, there is no pending or, to the Knowledge of Purchaser, threatened
------------
action, proceeding, investigation, order, consent, decree or agreement with regulatory authorities with respect to any of the Vesta Companies which questions the validity of this Agreement or could prevent or materially adversely affect any action taken or to be taken by any Vesta Company pursuant hereto.

6.5   Section  Governmental Consents. No consent, approval or authorization of,
                ---------------------
notice to, or declaration, filing or registration with, any governmental or regulatory authority, domestic or foreign, is required of any Vesta Company in connection with the execution, delivery and performance of this Agreement by Purchaser and Vesta Fire or the consummation by Purchaser and Vesta Fire of the transactions contemplated hereby other than those set forth on Schedule 6.5.
                                                               ------------

6.6   Section  Other Consents. No consent, approval or authorization of, or
                --------------
notice to, any other Person, not including those set forth on Schedule 6.5, is
                                                              ------------
required of any Vesta Company, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by Purchaser and Vesta Fire or the consummation by Purchaser and Vesta Fire of the transactions contemplated hereby other than those set forth on Schedule 6.6.
                                                  -------------

6.7   Section  Securities Act Representations.  If Purchaser purchases the
                ------------------------------
Stock:

       (a) Except as expressly contemplated hereby, Purchaser is acquiring the Stock for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Except as expressly contemplated hereby, Purchaser does not have any present intention of selling, granting any participation in, or otherwise distributing the Stock it is acquiring otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as expressly contemplated hereby, Purchaser has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Stock it is purchasing.

     (b) Purchaser acknowledges that the issuance of the Stock will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by Sellers that the issuance of the Stock as provided for herein is exempt from registration under the Securities Act and applicable state securities laws. Purchaser acknowledges that the availability of such exemption is predicated in part on Purchaser's representations set forth in this Section
6.7 and that Sellers are relying on such representations.

     (c) Purchaser has received all the information it considers necessary or appropriate for deciding whether to accept the Stock it is acquiring. Purchaser has had an opportunity to ask questions of and to receive answers from Sellers and the Companies regarding the terms and conditions of the issuance of the Stock it is acquiring and the business, properties, financial condition and prospects of the Companies and to obtain additional information (to the extent Sellers or the Companies possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.

     (d) Purchaser acknowledges that it is able to bear the economic risk of the investment in the Stock it is acquiring, and has such knowledge and experience in financial and business matters that it is capable of evaluating the benefits and risks of the investment in the Stock it is purchasing.

     (e) Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     (f) Purchaser acknowledges that the Stock it is purchasing may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of any effective registration statement covering such Stock or an available exemption from registration under the Securities Act, such Stock must be held indefinitely. Purchaser further acknowledges that the Stock it is acquiring may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

     (g) Purchaser acknowledges that each certificate representing any of the Stock it is acquiring will be endorsed with a legend substantially similar to the following:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A

               REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

6.8  Section  Securities Act Representations. If Vesta Fire purchases the
              ------------------------------
Stock:

      (a) Except as expressly contemplated hereby, Vesta Fire is acquiring the Stock for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Except as expressly contemplated hereby, Vesta Fire does not have any present intention of selling, granting any participation in, or otherwise distributing the Stock it is acquiring otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as expressly contemplated hereby, Vesta Fire has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Stock it is purchasing.

      (b) Vesta Fire acknowledges that the issuance of the Stock will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by Sellers that the issuance of the Stock as provided for herein is exempt from registration under the Securities Act and applicable state securities laws. Vesta Fire acknowledges that the availability of such exemption is predicated in part on Vesta Fire's representations set forth in this Section
6.7 and that Sellers are relying on such representations.

      (c) Vesta Fire has received all the information it considers necessary or appropriate for deciding whether to accept the Stock it is acquiring. Vesta Fire has had an opportunity to ask questions of and to receive answers from Sellers and the Companies regarding the terms and conditions of the issuance of the Stock it is acquiring and the business, properties, financial condition and prospects of the Companies and to obtain additional information (to the extent Sellers or the Companies possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Vesta Fire or to which Vesta Fire had access.

      (d) Vesta Fire acknowledges that it is able to bear the economic risk of the investment in the Stock it is acquiring, and has such knowledge and experience in financial and business matters that it is capable of evaluating the benefits and risks of the investment in the Stock it is purchasing.

      (e) Vesta Fire is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      (f) Vesta Fire acknowledges that the Stock it is purchasing may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of any effective registration statement covering such Stock or an available exemption from registration under the Securities Act, such Stock must be held indefinitely. Vesta Fire further acknowledges that the Stock it is acquiring may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

      (g) Vesta Fire acknowledges that each certificate representing any of the Stock it is acquiring will be endorsed with a legend substantially similar to the following:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

6.9  Section  Full Disclosure. The representations and warranties of Purchaser
              ---------------
and Vesta Fire in this Agreement and in the Exhibits and Schedules hereto are true, complete and correct, and no such representation or warranty contains any untrue statement of fact or omits to state any fact necessary to make the statements made not misleading.

                                  7 ARTICLE

                         CERTAIN COVENANTS OF SELLERS

      Sellers hereby covenant to and agree with Purchaser as follows:

7.1  Section  Cooperation. From the date of this Agreement through the Closing
              -----------
Date (or the termination of this Agreement), Sellers shall use best efforts in good faith to satisfy or cause the satisfaction of the conditions specified in
Article XI hereof and to assist Purchaser in carrying out the transactions contemplated by this Agreement.

7.2   Section  Operations Pending Closing.
               --------------------------

       (a)    Except (i) as set forth on Schedule 7.2(a) or (ii) as otherwise
                                         ---------------
expressly provided in or contemplated by this Agreement, from the date of this Agreement through the Closing Date (or the termination of this Agreement), Sellers agree that none of the Companies shall, without the consent of
Purchaser:

       (i) amend its Articles of Incorporation (as applicable), By-laws or other comparable charter or organizational documents;

       (ii) except for the issuance of Class B non-voting common stock by the Holding Company upon Centre's exercise of the Class B Warrant pursuant to
       Section 9.5 hereof, issue, sell or purchase, or enter into any contract or other agreement to issue, sell or purchase, any share of its capital stock, any options or rights to subscribe for any share of its capital stock or any bonds, notes, debentures or other evidences of indebtedness;

       (iii) incur any indebtedness for borrowed money, or incur or assume any other liability outside of the ordinary course of business in excess of $25,000 in each instance or $50,000 in the aggregate;

       (iv) declare or pay any dividend or declare or make any other distributions to Sellers of any kind;

       (v) make any material change in its accounting methods or practices or make any change in depreciation or amortization policies, except as required by law, GAAP or statutory accounting principles;

       (vi) enter into any employment agreements with, increase the rate of compensation of, or pay or agree to pay any bonus to any of its directors, officers or employees;

       (vii) implement any new employee benefit plan or modify any arrangement now in effect;

       (viii) amend any existing employee benefit plan or arrangement, except as required by law;

       (ix) except for the renewal or replacement by any Company of its catastrophe reinsurance agreements on terms substantially similar to those in the predecessor agreements, enter into, amend in any material respect or terminate any Material Contract;

       (x) make any material change in the nature of its business or operations; or

       (xi) make or commit to make any capital expenditure outside of the ordinary course of business in excess of $25,000 in the aggregate or as may otherwise be reasonably required for the continued efficient operation of the business of the Company.

       (b) Unless Purchaser consents in writing to the contrary, Sellers covenant and agree that, from the date of this Agreement through the Closing Date (or the termination of this Agreement), they shall use their respective commercially reasonable efforts to not take any action which would be reasonably expected to cause, and actually causes, any of the representations and warranties of Sellers made under Article V of this Agreement to be materially untrue, inaccurate or incorrect.

7.3   Section  Approvals and Consents. From and after the date of this
               ----------------------
Agreement through the Closing Date (or the termination of this Agreement), Sellers shall use their best efforts to obtain Sellers' Consents. Sellers shall also provide Purchaser with such information and assistance as Purchaser may reasonably request.

7.4   Section  Access to Records. From and after the date of this Agreement
               -----------------
through the Closing Date (or the termination of this Agreement), Sellers shall provide and shall cause each of the Companies to provide Purchaser and its representatives, counsel, accountants, agents and employees reasonable access (including the right to make copies during regular business hours), to all books, files, records and documents relating to each of the Companies, except for the information to be provided under Sections 5.28(a) and (b), which shall be provided by Sellers at Closing.

7.5   Section  Notification of Changes. From the date of this Agreement through
               -----------------------
the Closing Date (or the termination of this Agreement), Sellers shall promptly notify Purchaser of any occurrence or state of facts that shall have come to Sellers' attention that would render any of the representations and warranties contained in Article V of this Agreement materially untrue, materially incomplete or materially incorrect as of the Closing Date.

7.6   Section  Filing of Financial Statements. From the date of this Agreement
               ------------------------------
through the Closing Date (or the termination of this Agreement), Sellers shall cause FSIC and TSLIC to file all Statutory Financial Statements with the Commissioners in a timely manner and to provide copies of such Statutory Financial Statements to Purchaser within five (5) business days after filing.

7.7   Section  Continuing Agents. From the date of this Agreement through the
               -----------------
Closing Date (or the termination of this Agreement), Sellers shall not take any action that would cause the the Continuing Agents to terminate their relationships with any Company. Purchaser acknowledges and agrees that after the Public Announcement, Sellers shall have no liability under this Section 7.7 for the termination by any Continuing Agent of its relationship with any Company; provided, that no Seller caused such termination.
--------

7.8   Section  Litigation. From the date of this Agreement through the Closing
               ----------
Date (or the termination of this Agreement), Sellers shall, promptly following the receipt of notice thereof by Sellers or any of the Companies, notify Purchaser of any action or proceeding of the type required to be disclosed pursuant to Section 5.24 hereof that is commenced or, to the Knowledge of the Sellers, threatened against (i) any of the Companies or (ii) against any officer, director or employee of any of the Companies with respect to the affairs of any of the Companies.

7.9   Section  Maintenance of Books. From the date of this Agreement through
               --------------------
the Closing Date (or the termination of this Agreement), Sellers shall cause the books and records of each of the Companies to be maintained in the usual, regular and ordinary course of business on a basis generally consistent with past business practices.

7.10  Section  Solicitation Restriction.
               ------------------------

       (a) Until the Closing or earlier termination of this Agreement, neither Sellers nor any of the Companies, nor any of their respective officers, employees, representatives, agents or other persons controlled by them, shall directly or indirectly encourage, assist, solicit or initiate discussions or negotiations with, or provide any information to any Person (other than Purchaser) concerning the acquisition of any equity interest in any of the Companies, whether contingent or actual, or in any merger, consolidation, liquidation, dissolution, disposition of assets, or like transaction involving any of the Companies after the date hereof.

       (b) In the event any of the Companies shall receive any such written offer or proposal, directly or indirectly, or any request for disclosure or access pursuant to clause (a) above, Sellers shall immediately inform Purchaser as to all material facts relating to any such offer or proposal (including the identity of the party making such offer or proposal and the specific terms thereof) and will cooperate with Purchaser by furnishing any information it may reasonably request.

7.11  Section  Hart-Scott-Rodino. To the extent applicable, each Seller
               -----------------
severally, and not jointly and severally, shall make or cause to be made all filings and furnish all information required to be provided by such Seller with respect to the transactions contemplated by this Agreement by the HSR Act; provided, however, that Sellers shall not be required to agree to pay any filing
--------  -------
fees payable in connection with such filings (such filing fees shall be paid by Purchaser as set forth in Section 8.7). Sellers agree to (i) promptly respond to any inquiry or request for further information from any Governmental Body, (ii) promptly inform Purchaser on the status of any filings made by Sellers, (iii) keep Purchaser informed as to the status of any filings required of Sellers hereunder, and (iv) pre-clear with Purchaser any material information given about Purchaser to any Governmental Body.

7.12  Section  Investments. For the period from the date of this Agreement
               -----------
through the Closing Date (or the termination of this Agreement), the Companies will invest funds only in (i) United States Government Treasury Bills with maturities of six months or less, (ii) securities rated category I or II by the NAIC's SVO, or (iii) institutional liquid assets (e.g., money market funds and bank certificates of deposit having maturities of six months or less). Nothing in this Section 7.12 shall require the Companies to liquidate any existing investment.

7.13  Section  Covenant Not to Compete. In order to further ensure that
               -----------------------
Purchaser receives the expected benefits of acquiring the Stock, each Seller hereby severally (but not jointly) agrees that, throughout the period that commences on the Closing Date and ends on the second anniversary of the Closing Date, except for the covenants and restrictions contained in Section 7.13(e) hereof which shall last indefinitely, (with such period that ends on such second anniversary being referred to herein as the "Non-Compete Period"), such Seller
                                             ------------------
will not at any time directly or indirectly (through any Person in which Seller has a controlling interest):

      (a) Own, acquire or hold any controlling interest in or operate (x) any Person (a "Residential Homeowners Person") that provides any primary
                 -----------------------------
      residential homeowners insurance on properties located in the States of Florida or Texas where the gross written premium from the residential homeowners insurance business of such Person related to properties in either of those two states exceeds the greater of (A) $10,000,000 or (B) 10% of the gross written premium of such Person, or (y) any Person that owns, acquires or holds a controlling interest in or operates any Residential Homeowners Person; provided, however, that nothing in this
                                     --------  -------
      Section 7.13(a) shall prohibit:

               (i) such Seller from, directly or indirectly, owning (A) an undivided share of not more than 30% of any investment fund which owns any such Residential Homeowners Person; provided, that the
                                                            --------
               percentage of such fund owned by all Sellers, in the aggregate, does not exceed 45%; provided further that such Seller shall not
                                    --------
               have the power to exercise any voting rights with respect to such Residential Homeowners Person, appoint any officers or directors of such Residential Homeowners Person or otherwise influence or control the operations or policies of such Residential Homeowners Person, or (B) not more than 15% of the outstanding shares of any class of stock of a corporation if such class of stock is regularly traded on a recognized national securities exchange;

               (ii) such Seller maintaining existing relationships with any Person, including, without limitation, Centre providing insurance capacity to and reinsuring ZC Sterling Holdings, Inc.; or

               (iii) Mynd and its Affiliates from (A) licensing software to, consulting with, providing outsourcing services to, or providing information technology services (including, without limitation, facilities management services) to, any Person, including without limitation any Residential Homeowners Person and the Florida Residential Joint Underwriters Association and its successor in interests; or (B) owning any interest in Online! Financial Solutions, Inc., or any other e-business entity or insurance portal, or any other Person that markets or sells as a retail insurance agent, but does not act as a general insurance agent, program manager or insurance company or actually underwrite and insure, any residential homeowners insurance in the States of Florida or Texas.

      (b) Knowingly solicit, request, advise or induce any policy holder, agent, supplier or other business contact of any of the Companies to cancel, curtail or otherwise adversely change its relationship with any of the Companies insofar as such policy holder, agent, supplier or other business contact relates to or supports any Residential Homeowners Person;

      (c) Knowingly (i) employ or attempt to employ any person who is now or later becomes an officer or employee of, or who is now or later provides employment services to, any of the Companies or (ii) otherwise interfere with or disrupt any employment relationship or employment services (contractual or other) of any of the Companies; provided, however, that it
                                                      --------  -------
      shall not be deemed to be a violation of this Section 7.13(c) if (A) such Seller employs or attempts to employ a person who (after such employment or attempt) subsequently becomes a director, officer or employee of, or provides employment services to, any Company or Purchaser; or (B) such person has not served as a director, officer or employee of, and has not provided employment services to, any Company or Purchaser within the six-month period immediately prior to such Seller's employment of or attempt to employ such person.

      (d) Criticize or disparage in any manner or by any means (whether written or oral, express or implied) any of the Companies' or any aspect of any of the Companies' management, policies, operations, products, services, practices or personnel; or

      (e)  Use any name that includes:

               (i) the word combination "Florida Select," "Texas Select" or any confusingly similar combination or variation thereof in any geographical area; or

               (ii) the word "Select" (except for a use that is not related to the sale of residential homeowners insurance on properties located in the States of Florida or Texas).

7.14 Section  Non-Disclosure. Each Seller hereby severally (but not jointly)
              --------------
acknowledges and agrees that all non-public information and data of any of the Companies, including without limitation that related to product and service formation, underwriting and rating methods, reserving practices, customers, pricing, sales and financial results (collectively, "Trade Secrets"), are of
                                                     -------------
substantial value to each of the Companies, provide them with a substantial competitive advantage in their business and will be maintained by Sellers in the strictest confidence as trade secrets. Except as (but only to the extent) required by law, legal process or regulatory authority or as (but only to the extent) otherwise approved in advance by Purchaser in writing, such Seller will not at any time divulge, furnish or make accessible to anyone (other than any affiliates of Purchaser or any of their respective directors or officers) any Trade Secrets. Any Trade Secrets that are disclosed to the public after the date hereof by Purchaser or any of its directors, officers, employees, agents or representatives, shall no longer be deemed to be Trade Secrets for purposes of this Section 7.14.

7.15  Section  Certain Remedies. Each Seller hereby specifically acknowledges
               ----------------
and agrees that (a) each provision of Sections 7.13, 7.14 and 7.15 hereof is reasonable and necessary to ensure that Purchaser receives the expected benefits of acquiring the Stock, (b) Purchaser has refused to enter into this Agreement in the absence of each provision of Sections 7.13, 7.14 and 7.15 hereof, and (c) violation of any provision of Sections 7.13 or 7.14 hereof will harm Purchaser to such an extent that monetary damages alone would be an inadequate remedy. Therefore, in the event of any violation by such Seller of any provision of Sections 7.13 or 7.14 hereof, (i) Purchaser (in addition to all other remedies Purchaser may have) shall be entitled to seek a temporary restraining order, injunction and other equitable relief restraining such Seller from committing or continuing such violation and (ii) in the case of any violation of Section 7.13(a), (b), (c) or (d) hereof, the duration of the Non-Compete Period shall be extended beyond its then-scheduled termination date for a period equal to the duration of the violation with respect to such Seller; provided, however, that
                                                       --------  -------
Purchaser shall only be permitted to seek remedies for the violation of any provision of Sections 7.13 or 7.14 hereof against such Seller that is in breach of such provision (and not against all Sellers jointly and severally). If any provision or application of Sections 7.13, 7.14 or 7.15 is held unlawful or unenforceable in any respect, Sections 7.13, 7.14 or 7.15 shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

7.16  Section  Further Assurance. Subject to the terms and conditions hereof,
               -----------------
each of Sellers agree to use its best efforts to take, or cause to be taken, all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible. If at any time after Closing further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers, directors and trustees of each of Sellers shall take all such necessary action.

                                  8 ARTICLE

                 CERTAIN COVENANTS OF PURCHASER AND VESTA FIRE

       Purchaser hereby covenants to and agrees with each Seller as follows:

8.1   Section  Cooperation. From the date of this Agreement through the Closing
               -----------
Date (or the termination of this Agreement), Purchaser shall use best efforts in good faith to satisfy or cause the satisfaction of the conditions specified in
Article XII hereof and to assist Sellers in carrying out the transactions contemplated by this Agreement.

8.2  Section  Operations Pending Closing. Unless Sellers consent in writing to
              --------------------------
the contrary, each of Purchaser and Vesta Fire covenants and agrees that, from the date of this Agreement through the Closing Date (or the termination of this Agreement), it shall use its commercially reasonable efforts to not take any action which would be reasonably expected to cause, and actually causes, any of the representations and warranties of Purchaser and Vesta Fire made under
Article VI of this Agreement to be materially untrue, inaccurate or incorrect.

8.3  Section  Approvals and Consents. From and after the date of this Agreement
              ----------------------
through the Closing Date (or the termination of this Agreement), Purchaser shall use its best efforts to obtain Purchaser's Consents. Purchaser shall also provide Sellers with such assistance and information as Sellers reasonably may request.

8.4  Section  Notification of Changes. From the date of this Agreement through
              -----------------------
the Closing Date (or the termination of this Agreement), Purchaser shall promptly notify Sellers of any occurrence or state of facts that may come to Purchaser's attention at any time prior to the Closing that would render any of the representations and warranties contained in Article VI of this Agreement materially untrue, materially incomplete or materially incorrect as of the Closing Date.

8.5  Section  Litigation. From the date of this Agreement through the Closing
              ----------
Date (or the termination of this Agreement), Purchaser shall, promptly following the receipt of notice thereof by Purchaser or any of its Subsidiaries, notify Sellers of any action or proceeding of the type required to be disclosed pursuant to Section 6.4 hereof that is commenced or, to the Knowledge of the Purchaser, threatened against (i) any of the Vesta Companies or (ii) against any officer, director or employee of any of the Vesta Companies with respect to the affairs of any of the Vesta Companies.

8.6  Section  Confidentiality Regarding Records of the Companies. Purchaser
              --------------------------------------------------
shall maintain (and shall cause its Affiliates, directors, officers and representatives to maintain) the confidentiality of all books, records, files, documents and information it has been provided access prior to the date hereof and to which it is provided access hereafter, whether pursuant to Section 7.4 hereof or any other provision of this Agreement or otherwise, until after the occurrence of the Closing, and Purchaser shall not use any such books, records, files and documents other than for the purposes contemplated herein. If the Closing does not occur as contemplated by this Agreement, Purchaser shall return all original books, records, files, documents and information of the Companies to the Companies and shall destroy all copies thereof in its possession. Purchaser acknowledges and agrees that the Trade Secrets are of substantial value to each of the Companies, provide each of the Companies with a substantial competitive advantage in their business and will be maintained by Purchaser in the strictest confidence as trade secrets. Until after the occurrence of the Closing, except as (but only to the extent) required by law, legal process or regulatory authority or as (but only to the extent) otherwise approved in advance by each Seller in writing, Purchaser will not at any time divulge, furnish or make accessible to anyone (other than Sellers, any Affiliates of Purchaser or any of their respective directors or officers) any Trade Secrets. Any Trade Secrets that are disclosed to the public after the date hereof by any Seller or any of their directors, officers, employees, agents or representatives, shall no longer be deemed to be Trade Secrets for purposes of this Section 8.6.

8.7   Section  Hart-Scott-Rodino and State Insurance Department Filings. To the
               --------------------------------------------------------
extent applicable, Purchaser shall make or cause to be made all filings and furnish all information required with respect to the transactions contemplated by this Agreement by the HSR Act and shall use its best efforts to obtain the early termination of the waiting period thereunder; provided, however, that
                                                    --------  -------
Purchaser shall not be required to agree to dispose of or hold separate any portion of its business or assets. Purchaser shall pay any filing fee(s) payable in connection with each Seller's and/or Purchaser's filings pursuant to HSR Act. Purchaser shall promptly prepare and file all documents required to be filed by Purchaser with the Departments of Insurance (or similar Governmental Body) of the States of Florida, Texas, or South Carolina or any other state (as applicable) to consummate the transactions contemplated hereby within three weeks following the date hereof. Purchaser agrees to (i) promptly respond to any inquiry or request for further information from any Governmental Body, (ii) promptly inform Sellers on the status of any filings made by Purchaser, (iii) keep Sellers informed as to the status of any filings required of Purchaser hereunder, and (iv) pre-clear with Sellers any material information given about any Seller to any Governmental Body.

8.8   Section  Further Assurance. Subject to the terms and conditions hereof,
               -----------------
Purchaser agrees to use its best efforts to take, or cause to be taken, all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible. If at any time after Closing further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Purchaser shall take all such necessary action.

8.9   Section  Form S-3.  Purchaser shall prepare and file with the SEC by
               --------
May 15, 2001, a registration statement on Form S-3 (the "Form S-3"). Purchaser
                                                         --------
shall use its good faith efforts to have the Form S-3 declared effective under the Securities Act on or before Closing and to complete the sale of shares of Purchaser's Common Stock with net proceeds to Purchaser of at least $30,000,000 pursuant to such Form S-3 (the "Offering").
                                --------

8.10  Section  Indemnification.  Purchaser will cause each Company to keep
               ---------------
in effect the provisions in its certificate of incorporation, articles of organization, declarations of trust or other organizational documents and by-laws with respect to indemnification no less favorable to the directors, officers and other agents of such Company than those contained therein on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of at least three (3) years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Closing Date were directors, officers or other agents of the Company in respect of actions or omissions at or prior to the Closing, including, without limitation, the transactions contemplated hereby.

8.11  Section  Due Diligence.  Purchaser acknowledges and agrees that (i)
               -------------
Sellers shall have the right to conduct a due diligence examination of Purchaser, (ii) to conduct such examination, Sellers shall require full access to Purchaser, the other Vesta Companies, their assets and their businesses and
(iii) Purchaser shall provide Sellers and their authorized representatives with full access during regular business hours to all properties, facilities, personnel, contracts, books and records of Purchaser and the other Vesta Companies; provided, however, that any such access given to Sellers and their
           --------  -------
representatives shall not exceed five (5) business days in the aggregate (the

"Due Diligence Period").  Sellers shall notify Purchaser in writing three (3)
---------------------
business days in advance when Sellers wish to conduct due diligence and shall designate specific days which shall constitute the Due Diligence Period.

8.12  Section  Acknowledgment of Adequate Consideration. If Purchaser causes
               ----------------------------------------
Vesta Fire to purchase the Stock and pay the Purchase Price pursuant to Articles II and III hereof, Purchaser hereby acknowledges that the sale and transfer of the Stock to Vesta Fire, which is a wholly-owned direct subsidiary of Purchaser, constitutes fair and adequate consideration for Purchaser making the representations, warranties, covenants, agreements and indemnities contained herein and that all such representations, warranties, covenants, agreements and indemnities shall be fully enforceable against Purchaser.

                                 9 ARTICLE

                      ADDITIONAL COVENANTS AND AGREEMENTS

9.1   Section  Payment of Certain Expenses. Except as otherwise explicitly
                ---------------------------
provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own expenses and costs, including legal and accounting fees, incurred by it in connection with the negotiation, execution and performance of this Agreement; provided, however,
                                                              --------  -------
that the Holding Company shall pay all transaction costs and expenses of Sellers and the Companies, including without limitation, any payment due to Cochran, Caronia & Co. pursuant to Section 9.3, any expenses under the Holding Company's Long Term Incentive Plan for senior management and the legal fees of counsel to Sellers, up to an aggregate of $1,500,000 for all such expenses (the "Holding
                                                                      -------
Company Expense Payment"). For avoidance of doubt, Sellers and Purchaser
-----------------------
acknowledge and agree that the Holding Company Expense Payment shall not reduce the Purchase Price. All transaction costs and expenses of Sellers and the Companies in excess of $1,500,000 (the "Sellers' Expense Payment") shall be paid
                                        ------------------------
by Sellers. To the extent that any part of the Seller's Expense Payment is paid out of the funds of any of the Companies, such amount shall be reimbursed to such Company at Closing from the Purchase Price as part of the payment and settlement of funds at the Closing.

9.2  Section  Public Announcements.  Notwithstanding Sections 2 and 5 of the
              --------------------
Confidentiality Agreement, Sellers and Purchaser hereby agree that Purchaser shall have the exclusive right to make the Public Announcement with respect to the transactions contemplated hereby; provided, however, that in the event the
                                      --------  -------
Public Announcement mentions the name of any Seller, Purchaser will provide a copy of the text of any such Public Announcement to such Seller prior to the making thereof; provided further, however, that any such Public Announcement
                ----------------  -------
which mentions the name of any Seller shall be subject to such Seller's prior approval, which shall not be unreasonably withheld or delayed and which shall be provided or reasonably denied within three (3) business days. This Section 9.2 shall not limit or prohibit any Seller from making any public disclosure required by law if Seller provides written notice to Purchaser of any such disclosure. Notwithstanding Sections 2 and 5 of the Confidentiality Agreement (in the case of Purchaser) and this Section 9.2, Purchaser, any Company or any Seller shall be permitted to communicate with any Person regarding the transactions contemplated by this Agreement after the Public Announcement; provided, however, that Purchaser and any Seller shall be afforded an
--------  -------
opportunity to review and approve such communication which mentions Purchaser or such Seller, as the case may be.

9.3  Section  Brokers' Fees.  Except for the representation of the Companies
              -------------
by Cochran, Caronia & Co., neither Purchaser nor Sellers has taken or will take any action that would cause the other party hereto or any Company to have any obligation or liability to any person for a finders' or brokers' fee or commission relative to the transactions contemplated by this Agreement. Sellers and Purchaser acknowledge and agree that the Holding Company shall pay any fee or commission due to Cochran, Caronia & Co. from any Company or any Seller relative to the transactions contemplated by this Agreement. Purchaser agrees to indemnify, defend and hold Sellers harmless from any liabilities or damages arising out of any claim of any finder or broker retained by Purchaser. Each Seller, severally but not jointly and severally, agrees to indemnify, defend and hold Purchaser and the Companies harmless from any liabilities or damages arising out of any claim of any finder or broker retained by such Seller. Sellers, jointly and severally, agree to indemnify, defend and hold harmless Purchaser and the Companies from any liabilities or damages arising out of any claim of any finder or broker retained by any Company, other than any claim of Cochran, Caronia & Co.

9.4  Section  Termination of Class A Warrant.  At or prior to Closing, Centre
              ------------------------------
and the Holding Company shall have cancelled and terminated Warrant Certificate No. 3 dated December 22, 1997 (the "Class A Warrant").
                                    ---------------

9.5  Section  Exercise of Class B Warrant.  At or prior to Closing, but in any
              ---------------------------
event prior to the commutation of the Pro Rata Contract pursuant to Section 9.6 hereof, Centre shall have exercised its right to purchase up to 1,000 shares of the Holding Company's Class B common stock represented by Warrant Certificate No. 2 dated December 22, 1997, as amended pursuant to Amendment No. 1 to Warrant No. 02, dated as of November 28, 2000 (the "Class B Warrant"), it being
                                            ---------------
understood that any shares of Class B common stock issued to Centre upon exercise of the Class B Warrant are included in the Stock. Purchaser acknowledges and agrees

(a) that Centre shall exercise the Class B Warrant pursuant to a cashless exercise provision and, accordingly, shall receive as a result of its exercise fewer than 1,000 shares of Class B common stock and (b) there shall be no reduction of the Purchase Price due to Centre's delivery at Closing of fewer than 1,000 shares of Common Stock to Purchaser; provided, that Centre delivers
                                                --------
to Purchaser all shares of Class B common stock received by it upon its exercise of the Class B Warrant. The defined term "Stock" shall include that number of shares of Class B common stock issued upon the exercise of the Class B Warrant and no other shares of Class B common stock.

9.6   Section  Commutation of Pro Rata Reinsurance Agreement.  At or prior
                ---------------------------------------------
to Closing, but in any event after the exercise of the Class B Warrant, the issuance to Centre by the Holding Company of the shares of Class B common stock issuable thereunder and the receipt by Centre thereof, the Pro Rata Reinsurance Agreement, dated January 1, 1999 and amended September 18, 2000, between Centre Insurance Company and FSIC (the "Pro Rata Contract") shall be commuted in
                                 -----------------
accordance with the Commutation and Settlement Agreement (the "Commutation
                                                               -----------
Agreement") in the form attached hereto as Exhibit D.
---------                                  ---------

9.7   Section  Waiver of Rights Under Shareholders Agreement.  Each of Sellers
                ---------------------------------------------
and the Holding Company expressly waives at Closing any rights of first refusal or other rights of any nature arising from the Shareholders Agreement that may arise from the offer of the Stock contemplated by this Agreement.

9.8   Section  Termination of Reimbursement Agreement.  The Reimbursement
                --------------------------------------
Agreement, dated as of December 22, 1997, by and between Centre Reinsurance (Bermuda) Limited and the Holding Company (the "Reimbursement Agreement") shall
                                                -----------------------
be terminated with an effective date of January 1, 2001 in accordance with the Termination Agreement in the form attached hereto as Exhibit E, which
                                                     ---------
Termination Agreement shall provide that the parties to the Reimbursement Agreement shall execute mutual releases of all claims thereunder, but which Termination Agreement shall provide that any Sellers' Expense Payment shall be apportioned among Sellers in accordance with the terms and provisions of the Reimbursement Agreement.

9.9   Section  Reaction of the Market Place.  Notwithstanding any term of
                ----------------------------
this Agreement to the contrary, the parties hereto agree that no representation, warranty, covenant or indemnity is made herein regarding the general reaction in the marketplace of third parties (including without limitation policy holders, clients and business prospects) to the sale of the Stock to Purchaser hereunder.

9.10  Section  Certain Information Included in Form S-3.  The Holding Company
                ----------------------------------------
has provided to Purchaser access to audited Financial Statements and Purchaser is bound by confidentiality obligations to the Holding Company contained in the Confidentiality Agreement with respect thereto. Purchaser wishes to include in its Form S-3 referred to in Section 8.9 the audited Financial Statements for the fiscal years ended December 31, 2000 and December 31, 1999 (the "Relevant
                                                                 --------
Financial Statements") and wishes the Holding Company to consent thereto.
--------------------

A material term of this Agreement is that the potential obligations and liabilities of Sellers in connection with the transactions contemplated by this Agreement hereby will be limited as set forth in Article XIV hereof. Accordingly, the parties hereto agree that:

     (a) The Holding Company hereby consents (i) to the inclusion of the Relevant Financial Statements referred to above in the Form S-3 and (ii) to Purchaser discussing the information contained in the Relevant Financial Statements and the transactions contemplated hereby in connection with the Offering. Purchaser acknowledges that it must also obtain consent of Ernst & Young with respect thereto before such inclusion. Purchaser shall send each draft of the Form S-3 to the Holding Company prior to any filing or publication thereof. Purchaser agrees to include the information contained within the Relevant Financial Statements fully and accurately.

     (b) With respect to Purchaser's decision to include the Relevant Financial Statements in the Form S-3 and any discussions Purchaser may have regarding the information contained in the Relevant Financial Statements, Purchaser
     (i) is relying solely on the Holding Company and (ii) is not relying on any Seller nor upon any representations, warranties, covenants or agreements of any Seller contained herein. For avoidance of doubt, this Section 9.10(b) shall not limit Purchaser's rights under Article XIV hereof with respect to such representations, warranties, covenants and agreements.

     (c) The Holding Company's consent to the inclusion of the Relevant Financial Statements in the Form S-3, such inclusion of the Relevant Financial Statements in the Form S-3 and the Offering shall not give rise to any obligation or liability of Sellers (or of their directors, officers or Affiliates). Sellers' obligations (if any) will only be those obligations to Purchaser under and subject to the terms of Article XIV of this Agreement.

     (d) Purchaser agrees and acknowledges that (i) no Seller has any duty to Purchaser or to any of Purchaser's Affiliates or shareholders in respect of the Form S-3 (including, without limitation, the inclusion of the Relevant Financial Statements therein), the Offering or any other matter, (ii) no Person shall have any rights or remedies against any Seller in connection with the Form S-3 or the Offering, and (iii) no Person shall have any rights or remedies against any Seller in connection with the transactions under this Agreement other than Purchaser's rights under Article XIV hereof, and there are no third party beneficiaries of any of Purchaser's rights thereunder. For avoidance of doubt, this Section 9.10(d) shall not limit Purchaser's rights under Article XIV hereof.

                                  10 ARTICLE

                            ADDITIONAL TAX MATTERS

10.1   Section  Liability for Taxes.
                -------------------

     (a) Sellers, jointly and severally, shall be liable for and indemnify Purchaser for all Taxes (including without limitation any Taxes imposed on a combined or unitary basis with respect to a group of corporations that includes or included the Holding Company and Taxes resulting from the Holding Company ceasing to be a part of such group) imposed on any of the Companies or for which any of the Companies may otherwise be liable for any taxable year or period that ends on or before December 31, 2000 and, with respect to any taxable year or period beginning before and ending after December 31, 2000, the portion of such taxable year ending on and including December 31, 2000. Sellers' liability under this Section 10.1 shall be reduced by the amount of Taxes paid by any of the Companies on or before December 31, 2000 and the amount of any liability for Taxes reflected on the Final Balance Sheet and the amount of any refunds of Taxes or Tax credits for any of the Companies relating to any taxable year or period for which Sellers have liability under this Section 10.1(a).

     (b) Purchaser shall be liable for and indemnify Sellers for Taxes of any of the Companies for any taxable year or period that begins after December 31, 2000 and, with respect to any taxable year or period beginning before and ending after December 31, 2000, the portion of such taxable year after December 31, 2000. Sellers or Purchaser, respectively, shall be entitled to any refunds of Taxes or Tax credits of any of the Companies for any taxable year or period for which each is liable. To the extent that Purchaser receives any such refunds or credits to which Seller is entitled or to the extent any liability for Taxes reflected on the Final Balance Sheet is overstated, Purchaser shall immediately notify Sellers of such receipt, credit or overstatement and shall within three business days pay to Sellers in their Proportionate Shares an amount equal thereto.

     (c) There are no Tax allocation or sharing arrangements, whether or not written, that have been entered into by any Seller or any member of any Seller's group, and no payments are owed by or to the Company pursuant to any such agreement.

     (d) With respect to the Tax Returns for any Company not already filed as of the date hereof, to the extent that any such Tax Returns are due prior to the Closing Date, Sellers shall cause the relevant Company to file when due (including extensions) all Tax Returns that are required to be filed by or with respect to such Company for taxable years or periods ending on or before December 31, 2000, shall cause the relevant Company to remit any Tax due in respect of such Tax Returns, and shall provide Purchaser with copies of such Tax Returns within five (5) days after filing. Purchaser shall file or cause to be filed when due (including extensions) all Tax Returns that are not filed prior to the Closing and shall remit or cause to be remitted any Tax due in respect of such Tax Returns. Purchaser shall provide copies of such Tax Returns that relate to any Taxes for which Sellers may be liable under this Article X to Sellers for their approval at least thirty (30) days prior to their due date. Sellers shall pay Purchaser the Taxes for which Sellers are liable pursuant to Section 10.1(a) but which are payable with the Tax Returns to be filed by Purchaser pursuant to the second sentence of this Section 10.1(d) within twenty (20) days after Sellers' receipt of such Tax Returns and proof of their filing by Purchaser; provided, however, that no such payments shall be made unless Sellers shall
--------  -------
have approved such Tax Returns, which approval shall not be unreasonably withheld.

     (e) Sellers shall promptly notify Purchaser in writing upon receipt by any of Sellers or the Companies after the date hereof of notice of any pending or threatened Tax audits which may affect the Tax liabilities of any of the Companies with respect to any Tax Return filed by the Companies, which relates to any taxable year or period ending on or before the Balance Sheet Date. From and after the Closing Date, Purchaser shall notify Seller in writing upon receipt by Purchaser of notice of any pending or threatened Tax audits or assessments which may affect the Tax liabilities of any of the Companies for which Sellers would be required to indemnify Purchaser pursuant to Section 10.1(a) in accordance with Article XIV hereof. Sellers, at their election, may represent the Companies in any Tax audit or administrative or court proceeding relating to taxable years or periods ending on or before the Balance Sheet Date. However, Purchaser may, at its option and expense, participate in the audit, including the use of accountants retained by Purchaser, in addition to the accountants regularly employed by the Companies. If Sellers elect to represent the Companies in such audit, Purchaser shall cooperate, and shall cause the Companies to cooperate, with Sellers' representatives, which cooperation shall include making available to them the records of the Companies which relate to the periods included in the Tax Returns which are the subject of the audit. If Purchaser elects to participate in such audit, Sellers shall cooperate with Purchaser's representatives, which cooperation shall include making available to them the records of the Companies which relate to the periods included in the Tax Returns which are the subject of the audit (to the extent that Sellers have such records). Notwithstanding the foregoing, Sellers shall not be entitled to settle, either administratively or after commencement of litigation, any claim for Taxes which would adversely affect the liability of any of the Companies or Purchaser for any period after the Balance Sheet Date (including but not limited to the imposition of Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the loss or reduction of credit carryforwards) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Sellers shall be entitled to observe at their expense any claim for Taxes for a year or period ending after the Balance Sheet Date which may be the subject of indemnification by Sellers and, if they so elect, at their sole expense, may assume the entire defense of such Tax claim.

     (f) In addition to the obligations of Sellers and Purchaser regarding Taxes contained in this Article X, Sellers and Purchaser shall each be obligated to pay one-half of all state and local sales and stock transfer taxes and all recording costs and fees however styled or designated and any other such taxes, fees and costs payable in connection with the transfer of the Stock contemplated by this Agreement. Sellers shall cause all appropriate stock transfer tax stamps, if any, to be affixed to the certificate(s) representing the Stock.

                                  11 ARTICLE

                  CONDITIONS TO THE OBLIGATIONS OF PURCHASER

      All obligations of Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

11.1  Section  Representations and Warranties True.  The representations and
               -----------------------------------
warranties of Sellers contained in this Agreement shall be true and accurate as of the Closing Date; provided, however, that, notwithstanding the foregoing,
                        --------  -------
if the effect of any and all inaccuracies in such representations and warranties would not reasonably be expected to result in Losses to Purchaser in excess of $5,000,000 in the aggregate, the condition set forth in this Section 11.1 to Purchaser's obligations under this Agreement (including, without limitation, Purchaser's obligation to effect the Closing of the transactions contemplated by this Agreement) shall be deemed satisfied; and, provided, further, however, that
                                                --------  -------  -------
in calculating the amount of such Losses to Purchaser, no effect shall be given to any (A) qualification of a representation or warranty to the extent of an Adverse Effect and (B) subpart (e) of Section 5.12.

11.2  Section  Compliance with this Agreement.  Sellers shall have performed
               ------------------------------
and complied in all material respects with all agreements and conditions required by this Agreement required to be performed or complied with by it prior to or at the Closing.

11.3  Section  Documents to be Delivered.  At or prior to Closing, Purchaser
               -------------------------
shall have received from Sellers:

      (a) a certificate of each of Sellers, dated as of the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 11.1 and 11.2 hereof have been fulfilled and certifying that Sellers have obtained all Material Sellers' Consents and updating the Schedules to this Agreement as of the Closing Date;

      (b) the certificate or certificates evidencing the Stock, properly executed (endorsed) for transfer to Purchaser, with all required documentation relating thereto;

      (c) such other instruments, documents or written information as Purchaser, or Purchaser's legal counsel, may reasonably request; and

      (d) all other previously undelivered items required to be delivered by Sellers to Purchaser at or prior to Closing pursuant to this Agreement.

11.4  Section  Regulatory Approvals.  All authorizations, approvals, or permits,
               --------------------
including necessary insurance regulatory approvals and Hart-Scott-Rodino approval, if any, of any governmental authority or regulatory body of the United States or of any state that is required in connection with the consummation of the transactions contemplated hereby shall have been duly obtained and shall be effective on and as of the Closing Date.

11.5   Section  Litigation.  None of the Companies shall be subject to any
                ----------
order, decree or injunction by a court of competent jurisdiction, or otherwise be a party to any filed or threatened litigation, which (i) prevents the consummation of the transactions contemplated by this Agreement; or (ii) might reasonably be expected to cause a Material Adverse Change.

11.6   Section  No Change in Ratings of FSIC.  Except for actions taken or
                ----------------------------
notices received in anticipation of or any other event related to the transactions contemplated hereby, FSIC shall have not received any notice of downgrade, been placed on a "watch list" with negative implications, or have notice of or be subject to any other similar event since May 31, 1999, with respect to FSIC's ratings by A.M. Best, Standard & Poor's Corporation, Moody's Investor Service or Duff & Phelps; provided, however, that this Section 11.6
                                   --------  -------
shall no longer be in effect upon the making of any Public Announcement.

11.7   Section  Legal Opinions of Holding Company's Counsel.  Purchaser shall
                -------------------------------------------
have received from counsel to the Holding Company an opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.
                                                           ---------

11.8   Section  Legal Opinions of Sellers' Counsel.  Purchaser shall have
                ----------------------------------
received from counsel to each of the Sellers an opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit G.
                                                   ---------

11.9   Section  Material Adverse Change.  There shall not have been any
                -----------------------
Material Adverse Change.

11.10  Section  Employment Agreement.  Stephen A. Korducki shall have entered
                --------------------
into an employment agreement with Purchaser or the Companies, as determined by Purchaser, in form and substance substantially similar to that attached hereto as Exhibit H.
   ---------

11.11  Section  Consents.  Purchaser shall have received copies of all Material
                --------
Sellers' Consents.

11.12  Section  Termination of Agreements.  At or prior to Closing, the
                -------------------------
Reimbursement Agreement shall have been terminated, the Class A Warrant shall have been terminated, the Class B Warrant shall have been exercised and the Shareholders Agreement shall have been terminated as to Sellers and to the Holding Company.

11.13  Section  Commutation Agreement.  At or prior to Closing, Centre
                ---------------------
Insurance Company and FSIC shall have executed and delivered the Commutation Agreement and Centre Insurance Company shall have paid the Commutation Amount (as defined in the Commutation Agreement) in full, as provided in Article One-A of the Commutation Agreement.

                                  12 ARTICLE

                   CONDITIONS TO THE OBLIGATIONS OF SELLERS

       All obligations of Sellers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

12.1 Section  Representations and Warranties True.  The representations and
              -----------------------------------
warranties of Purchaser and Vesta Fire contained in this Agreement shall be true and accurate in all material respects as of the Closing Date.

12.2 Section  Compliance with this Agreement.  Each of Purchaser and Vesta
              ------------------------------
Fire shall have performed and complied in all material respects with all agreements and conditions required by this Agreement required to be performed or complied with by it prior to or at the Closing, including without limitation, the payment of the Purchase Price in full by Purchaser (or Vesta Fire) to Sellers pursuant to Section 3.2 hereof.

12.3 Section  Documents to be Delivered.  At or prior to Closing, Sellers
              -------------------------
shall have received from Purchaser:

     (a) a certificate of Purchaser and Vesta Fire, dated as of the date of Closing Date, certifying in such detail as Sellers may reasonably request that the conditions specified in Sections 12.1 and 12.2 hereof have been fulfilled and certifying that Purchaser has obtained all Material Purchaser's Consents and updating the Schedules to this Agreement as of the Closing Date;

     (b) certificates of duly authorized officers of Purchaser and Vesta Fire, dated the Closing Date, certifying that attached thereto is a true, correct and complete certified copy of the Articles of Incorporation of such Person, a true, correct and complete copy of the By-Laws of such Person and a true and correct copy of the resolutions of the Board of Directors of such Person authorizing the transactions contemplated in this Agreement, in each case as are then in full force and effect;

     (c) Certificates of Good Standing, issued by the Secretary of State of the jurisdictions of Purchaser's organization and Vesta Fire's organization, of recent date;

     (d) to the extent that the payment of the Purchase Price is delivered pursuant to Section 3.2(b), the Notes, in the form and in the amounts as provided in Section 3.2(b);

     (e) such other instruments, documents or written information as Sellers, or Sellers' legal counsel, may reasonably request; and

       (f) all other previously undelivered items required to be delivered by Purchaser at or prior to Closing pursuant to this Agreement.

12.4   Section  Litigation.  None of the Vesta Companies shall be subject to
                ----------
any order, decree or injunction by a court of competent jurisdiction, or otherwise be a party to any filed or threatened litigation, which prevents the consummation of the transactions contemplated by this Agreement. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

12.5   Section  Regulatory Approvals.  All authorizations, approvals, or
                --------------------
permits, including necessary insurance regulatory approvals and Hart-Scott-Rodino approval, if any, of any governmental authority or regulatory body of the United States or of any state that is required in connection with the consummation of the transactions contemplated hereby shall have been duly obtained and shall be effective on and as of the Closing Date.

12.6   Section  Legal Opinion of Purchaser's Counsel.  Sellers shall have
                ------------------------------------
received from counsel to Purchaser an opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit I.
                                          ---------

12.7   Section  Consents.  Sellers shall have received copies of all Material
                --------
Purchaser's Consents.

12.8   Section  Material Adverse Change. In the event that Purchaser intends to
                -----------------------
pay any part of the Purchase Price by issuance of Notes in accordance with
Section 3.2(b)(i), (i) Sellers and their representatives shall have been provided with the requisite access to perform their due diligence examination of the Purchaser and the other Vesta Companies during the Due Diligence Period as set forth in Section 8.11 hereof and (ii) there shall not have been any Vesta Material Adverse Change.

12.9   Section  Commutation Agreement.  At or prior to Closing, Purchaser shall
                ---------------------
have executed and delivered the Commutation Agreement and shall have paid the Commutation Fee (as defined in the Commutation Agreement) in full, as provided in Article One-B of the Commutation Agreement.

                                  13 ARTICLE

                                  TERMINATION

13.1   Section  Termination.  The obligations of the parties under this
                -----------
Agreement may be terminated at any time prior to the Closing by:

       (a)  the mutual consent of Sellers and Purchaser;

     (b) Sellers if the conditions set forth in Article XII shall not have been satisfied or waived by Sellers by August 1, 2001, unless such date shall be extended by mutual agreement of Sellers and Purchaser (such date being the "Termination Date"), unless the failure of such condition is the result
          ----------------
     of a material breach of this Agreement by Sellers; or

     (c) Purchaser, if the conditions set forth in Article XI shall not have been satisfied or waived by Purchaser by the Termination Date, unless the failure of such condition is the result of a material breach of this Agreement by Purchaser.

32.2 Section  Effect of Termination.  In the event of a termination of this
              ---------------------
Agreement under Section 13.1, this Agreement will become void and of no further force or effect, except for the provisions of (a) Section 9.1 hereof relating to the payment of expenses, (b) Section 8.6 relating to the confidentiality of the Companies' books and records, (c) Article XV, (d) this Section 13.2 and (e)
Section 9.10. For the avoidance of doubt, Purchaser's obligations under that certain Confidentiality Agreement, dated December 18, 2000 (the "Confidentiality
                                                                 ---------------
Agreement"), between Purchaser and Cochran, Caronia & Co., for the benefit of
---------
the Holding Company, shall continue. Notwithstanding any provision of this Agreement to the contrary, neither the termination of this Agreement, nor anything contained in this Section 13.2 will be deemed to release any party from any liability for breach by any such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by the other parties of their obligations under this Agreement.

                                 14  ARTICLE

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

14.1 Section  Survival of Representations and Warranties.  All representations
              ------------------------------------------
and warranties made by the parties in this Agreement shall survive the Closing for a period of eighteen (18) months provided, however, that representations and
                                     --------  -------
warranties contained in Sections 5.2 (relating to title to the Stock), and
Section 5.4 (relating to capital stock and Subsidiaries) shall not terminate. Notwithstanding the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein.

14.2 Section  Indemnification by Seller.  Sellers hereby jointly and severally
              -------------------------
covenant and agree (except with respect to breaches by any Seller of the covenants made by it in Article II and Sections 4.2, 7.11, 7.13 and 7.14 and the representations and warranties made by it in Sections 5.5., 5.25 and 5.26 (with respect to representations and warranties about such Seller), and 5.1, 5.2 and 5.31, for which each Seller, severally as to itself only, and not jointly and severally, covenants and agrees) to protect, defend and indemnify Purchaser and its officers, directors, agents, employees and controlled Affiliates (collectively, the "Purchaser Indemnified Persons"), and to hold all of them
                    -----------------------------
harmless, against and with respect to any and all loss, liability, damage and expense (including, without limitation, all actions, suits, proceedings, claims, demands, assessments, judgments, costs, fines, expenses, injunctions and penalties, and any and all reasonable legal and accounting fees incident to any of the foregoing) (each a "Loss" and collectively "Losses") suffered or incurred as a
                    ----                    ------
result of (i) Sellers' breach of any covenant or agreement contained in this Agreement, (ii) any inaccuracy in the representations and warranties of Sellers set forth herein, without for this purpose giving effect to (A) any qualification of a representation or warranty to the extent of an Adverse Effect and (B) subpart (e) of Section 5.12, (iii) any liability for Taxes pursuant to
Article X hereof and (iv) the ownership of the Harbor Shares by Harbor following the Closing Date and the assertion of any rights under the Shareholders Agreement by Harbor, including, without limitation, any distribution with respect to the Harbor Shares and any amounts paid by any of the Companies or Purchaser to acquire the Harbor Shares.

      As an illustration of subpart (ii) above, if a Seller's representation qualified by Adverse Effect is true because an inaccuracy therein has a monetary cost of less than $200,000 (for example, $100,000), then while such Seller shall not be deemed to have breached such representation, the amount of $100,000 shall be deemed to be a Loss for purposes of indemnification under this Section 14.2. Similarly, the parties hereby confirm that the $750,000 of liabilities described in subpart (e) of Section 5.12, if any, shall be considered a Loss for purposes of indemnification under this Section 14.2.

14.3  Section  Indemnification by Purchaser and Vesta Fire.
               -------------------------------------------

      (a) Indemnification by Purchaser.  Purchaser hereby covenants and agrees
          ----------------------------
to protect, defend and indemnify Sellers, and their respective officers, directors, shareholders, managers, members, trustees, agents, employees and Affiliates (collectively, the "Seller Indemnified Persons"), and to hold all of
                               --------------------------
them harmless, against and with respect to any and all Loss suffered or incurred as a result of (i) Purchaser's or Vesta Fire's breach of any covenant or agreement contained in this Agreement, (ii) any inaccuracy in the representations and warranties of Purchaser and Vesta Fire set forth herein, and
(iii) any liability for Taxes pursuant to Article X hereof.

      (b) Indemnification by Vesta Fire.  Vesta Fire hereby covenants and agrees
          -----------------------------
to protect, defend and indemnify the Seller Indemnified Persons, and to hold all of them harmless, against and with respect to any and all Loss suffered or incurred as a result of (i) its breach of any covenant or agreement made by it contained in this Agreement, and (ii) any inaccuracy in the representations and warranties of Vesta Fire set forth herein.

14.4 Section  Limitations on Indemnification.
              ------------------------------

     (a) Notwithstanding any other provision of this Agreement to the contrary,

     (i) the liability of Sellers to protect, defend, indemnify and/or hold harmless (collectively referred to herein as "Indemnification" or "Indemnify")
                                              ---------------      ---------
Purchaser Indemnified Persons pursuant to this Agreement, including, without limitation, pursuant to Article X hereof and this Article XIV, shall be limited, in the aggregate, to an amount equal to fifty percent (50%) of (A) the cash actually paid as Purchase Price to Sellers at Closing and (B) if applicable, cash paid in full and final settlement of the Notes (the "Sellers'
                                                          --------
Indemnification Limit");
---------------------

     (ii) Sellers shall have no obligation to Indemnify any Purchaser Indemnified Person pursuant to this Agreement, including, without limitation, pursuant to Article X hereof and this Article XIV, until and except to the extent that the aggregate amount of Indemnification to which the Purchaser Indemnified Persons are entitled (including, without limitation, for third party claims) exceeds $750,000; provided, however, subject to Sections 14.4(a)(i) and
                          --------  -------
(iii), that any Indemnification of Purchaser pursuant to Section 14.2(iv) shall not be subject to this Section 14.4(a)(ii); and

     (iii) the maximum aggregate liability of each Seller to Indemnify Purchaser Indemnified Persons pursuant to this Agreement, including, without limitation, pursuant to Article X hereof and this Article XIV, shall be limited to an amount equal to the product of (x) the Sellers' Indemnification Limit multiplied by (y) such Seller's Proportionate Share set forth on Exhibit A hereto.
                                               ---------

     (b) Notwithstanding any other provision of this Agreement to the contrary, except for the obligation of Purchaser to pay the Purchase Price for which the Purchaser shall be responsible in full,

     (i) the liability of Purchaser and Vesta Fire to Indemnify Seller Indemnified Persons pursuant to this Agreement, including, without limitation, pursuant to Article X hereof and this Article XIV, shall be limited, in the aggregate, to an amount equal to $30,000,000; and

     (ii) Neither Purchaser nor Vesta Fire shall have any obligation to Indemnify any Seller Indemnified Person pursuant to this Agreement, including, without limitation, pursuant to Article X hereof and this Article XIV, until and except to the extent that the aggregate amount of Indemnification to which the Seller Indemnified Persons are entitled (including without limitation for third party claims) exceeds $750,000.

14.5 Section  Notice of Claims.
              ----------------

     (a) Promptly after receipt by an indemnified party of written notice of the commencement of any investigation, claim, proceeding or other action in respect of which

Indemnity may be sought from the indemnitor under either Section 14.2 or 14.3 (each, an "Action"), such indemnified party shall notify the indemnitor in
           ------
writing of the commencement of such Action; but the omission to so notify the indemnitor shall not relieve it from any liability that it may otherwise have to such indemnified party, except to the extent that the indemnitor is materially prejudiced or forfeits substantive rights or defenses as a result of such failure. In connection with any Action in which the indemnitor and any indemnified party are parties, the indemnitor shall be entitled to participate therein, and may assume the defense thereof. Notwithstanding the assumption of the defense of any such Action by the indemnitor, each indemnified party shall have the right, at its own expense, to employ separate counsel and to participate in the defense of such Action. The party from whom Indemnification is sought shall not, without the written consent of the party seeking indemnification (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment unless such settlement includes an unconditional release of the party seeking Indemnification from all liabilities with respect to such claim.

      (b) In the event one party hereunder should have a claim for Indemnification that does not involve a claim or demand being asserted by a third party, the party seeking Indemnification shall promptly send notice of such claim to the party from whom Indemnification is sought.

14.6  Section  Survival of Indemnification.  The obligations of Sellers, on the
               ---------------------------
one hand, and Purchaser and Vesta Fire, on the other, to Indemnify the other pursuant to the provisions of this Article XIV (i) shall terminate on the eighteenth (18th) month anniversary of the Closing with respect to any claims pursuant to Sections 14.2(ii) and 14.3(ii) that have not been made by the indemnified party prior to such date; provided, however, that the obligations of
                                      --------  -------
Sellers to Indemnify for any breach of Sections 5.2 and 5.4 shall not terminate,
(ii) shall terminate on the fifth anniversary of the Closing with respect to any claims pursuant to Sections 14.2(i), 14.2(iv) and 14.3(i) that have not been made by the indemnified party prior to such date, and (iii) shall terminate in accordance with the relevant statute of limitations with respect to any claims pursuant to Sections 14.2(iii) and 14.3(iii).

14.7  Section  Disclosure.  Seller, Purchaser and Vesta Fire agree that any
               ----------
fact, matter or information disclosed in any part of this Agreement or on any Schedule thereto shall be deemed to have been disclosed thereby in, for the purposes of and in this Agreement, and any Schedule thereto. Any item set forth on a Schedule to this Agreement shall be considered an exception to all of the representations and warranties even if not specifically cross-referenced or referred to in such Schedule.

14.8  Section  Mitigation.  Each of the parties covenants and agrees that it
               ----------
will use its commercially reasonable efforts to mitigate any Losses with respect to which such party is or may become entitled to be indemnified by the other party pursuant to this Agreement.

14.9  Section  Sole and Exclusive Remedy.  Notwithstanding any other provision
               -------------------------
in this Agreement to the contrary, Sellers, Purchaser and Vesta Fire hereby agree that if the Closing occurs and in the absence of fraud, the indemnification provisions set forth in Sections 14.2 and 14.3 shall be the sole and exclusive remedy for (a) breaches or inaccuracies of any of the representations and warranties contained in this Agreement or (b) the breach or non-performance of any covenant or agreement contained in this Agreement. Except for rights to Indemnification under this
Article XIV, if the Closing occurs and in the absence of fraud, none of Sellers, Purchaser or Vesta Fire shall have any other claim or remedy relating to the transactions (or the failure thereof) contemplated by this Agreement (whether resulting from breach or otherwise).

14.10  Section  Materiality.  Except to the extent that the representation
                -----------
and warranty to which a Schedule attached hereto relates to provides, the mere inclusion of an item on such a Schedule as an exception to a representation or warranty shall not be deemed an admission by any Seller that such an item represents a material exception or fact, event or circumstance or that such item is reasonably likely to cause an Adverse Effect or a Material Adverse Change on any Company.

14.11  Section  No Other Representations or Warranties.  Sellers, Purchaser
                --------------------------------------
and Vesta Fire hereby agree that the representations and warranties contained in this Agreement (including the Schedules attached hereto) are the only representations and warranties made by the respective parties hereto and supersede and replace any and all other prior representations or warranties of the respective parties hereto with respect to the specific matters contained therein, whether written or oral, whenever or however made.

14.12  Section  No Special Damages.  Notwithstanding anything to the contrary
                ------------------
contained in this Agreement, no party hereto shall be liable or responsible to any other party hereto for exemplary, special, punitive or consequential damages or damages for loss of reputation (except to the extent an indemnified party is required to pay such exemplary, special, punitive or consequential damages or damages for loss of reputation to an unaffiliated third party in respect of a
Loss). The foregoing shall not be deemed an agreement or acknowledgment by the parties hereto as to any other types of damages recoverable under this Agreement.

14.13  Section  Reduction for Insurance.  The amount of indemnification that
                -----------------------
a party hereto is required to pay to, for, or on behalf of any indemnified party pursuant to Section 14.2 or Section 14.3 will be reduced, including without limitation retroactively, by (but only to the extent of) any insurance proceeds from policies carried by any Company that are actually recovered by such indemnified party in reduction of the related Loss. If an indemnified party has received, or if an indemnifying party has paid on the indemnified party's behalf, an indemnity payment in respect of a Loss and the indemnified party subsequently receives, directly or indirectly, insurance proceeds in respect of such Loss from policies carried by any Company, then such indemnified party will promptly pay to the indemnifying party the amount of such insurance proceed, or, if less, the amount of such payment, and on request, will assign such insurance claim to the indemnifying party. The parties hereto agree that the foregoing will not affect the subrogation rights of any insurance companies making payments hereunder.

                                  15 ARTICLE

                           MISCELLANEOUS PROVISIONS

15.1   Section  Amendment. This Agreement may be amended only by a written
                ---------
agreement signed by the parties. Any amendment of any provision of this Agreement that does not apply to the Holding Company or Vesta Fire shall not require its agreement.

15.2   Section  Waiver of Compliance. Any waiver of any failure to comply with
                --------------------
any obligation, covenant, agreement or condition under this Agreement must be in writing and signed by the parties. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

15.3   Section  Notices. All notices, requests, demands and other communications
                -------
required or permitted hereunder shall be provided in writing and shall be deemed to have been duly given if delivered by hand or sent by telefacsimile (with confirmation by telefacsimile answerback) or certified or registered mail, with postage prepaid:

       (a)  If to Sellers, to:

                    Zurich Centre Group LLC
                    One Chase Manhattan Plaza
                    New York, New York  10005
                    Facsimile: 212-898-5400
                    Michael Halsband, Esq.
                    Vice-President

                    Centre Solutions (Bermuda) Limited
                    Post Box 1788
                    HMHX Hamilton
                    Bermuda
                    Facsimile: 441-295-7967
                    Paul Hellmers
                    President

                    Orienta Point Group, L.L.C.
                    The Distinguished Programs Group
                    6 East 43/rd/ Street
                    New York, New York  10017
                    Facsimile:  212-297-3158
                    David J. Watkins

                    Kamehameha Schools
                    Bernice Pauahi Bishop Estate
                    567 South King Street
                    Suite 200
                    Honolulu, Hawaii  96813
                    Facsimile: 808-537-9098
                    Allan Yee, Esq.


                           -and-

                    Mynd Corporation
                    P.O. Box Ten - Mail Stop 3A1
                    Columbia, South Carolina  29202
                    Facsimile:  803-333-5560
                    Jane Smith
                    Senior Vice President

                    with a copy to:

                    Richards Spears Kibbe & Orbe
                    One Chase Manhattan Plaza
                    New York, NY  10005
                    Attn.:  Jahangier Sharifi, Esq.
                    Fax:    212-530-1801

     (b) If to Purchaser or Vesta Fire, to:

                    Vesta Insurance Group, Inc.
                    P.O. Box 43360
                    3760 River Run Road
                    Birmingham, Alabama  35243
                    Attn:   Donald W. Thornton
                    General Counsel
                    Fax:  (205) 970-7022

                    with a copy to:

                    Balch & Bingham LLP
                    1901 Sixth Avenue North
                    Birmingham, Alabama  35203
                    Fax:  (205) 226-8799

or to such other person or address as a party shall notify all other parties in writing.

15.4   Section   Assignment. Neither this Agreement nor any of the rights,
                 ----------
interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that
                                                        --------  -------
Purchaser may assign its rights, but may not delegate its obligations, under this Agreement to any of its direct and indirect Subsidiaries; provided,
                                                               --------
further, that any such assignee of Purchaser's rights hereunder prior to the
-------
Closing Date shall make all of the representations, warranties, covenants, agreements and indemnities to and for the benefit of Sellers as are made by Purchaser hereunder. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The parties agree and acknowledge that the inclusion of Vesta Fire as a party to this Agreement for purposes of Articles II, III, VI, XIV and XV does not constitute an assignment of Purchaser's rights or a delegation of Purchaser's obligations hereunder. Purchaser and Vesta Fire agree that they shall be jointly and severally liable for Vesta Fire's obligations hereunder.

15.5   Section   Governing Law. This Agreement and the legal relations among the
                 -------------
parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws doctrine.

15.6   Section   Counterparts. This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.7   Section   Headings.  The headings of the Articles and Sections of this
                 --------
Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

15.8   Section   Entire Agreement. This Agreement, including the Exhibits and
                 ----------------
Schedules hereto, as well as the other documents and certificates delivered pursuant hereto set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. For avoidance of doubt, the Confidentiality Agreement, and Purchaser's obligations thereunder, shall survive the execution and delivery of this Agreement but shall be terminated as of the Closing.

15.9   Section   Third Parties. Except as specifically set forth or referred to
                 -------------
herein, nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person (including, without limitation, any current or future shareholder of Purchaser), other than the parties hereto, and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

15.10  Section   Performance Following Closing. Nothing in this Agreement shall
                 -----------------------------
be construed to limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing.

15.11  Section   Incorporation of Schedules and Exhibits. The Schedules and
                 ---------------------------------------
Exhibits attached hereto are incorporated into this Agreement and will be deemed a part hereof as if set forth herein in full. The words "herein" and "hereof" and words of similar import refer to this Agreement (including the Schedules and Exhibits) as an entirety. In the event of any conflict between the provisions of this Agreement and any Schedule or Exhibit, the provisions of this Agreement will control. Capitalized terms used in the Schedules have the meanings assigned to them in this Agreement. The section references referred to in the Schedules are to sections of this Agreement, unless otherwise expressly indicated.

15.12  Section   Severability. The provisions of this Agreement shall, where
                 ------------
possible, be interpreted so as to sustain their legality and enforceability, and for that purpose the provisions of this Agreement shall be read as if they cover only the specific situation to which they are being applied. The invalidity or unenforceability of any provision of this Agreement in a specific situation shall not affect the validity or enforceability of that provision in other situations or of other provisions of this Agreement.

15.13  Section   Litigation; Jurisdiction; Other Matters; Waivers.
                 ------------------------------------------------

       (a) Each party hereto acknowledges that any dispute or controversy between or among the parties hereto would be based on difficult and complex issues of law and fact and would result in delay and expense to the parties. Accordingly, to the extent permitted by applicable law, each of the parties hereto hereby waives its right to a trial by jury in any action or proceeding of any kind or nature in any court or tribunal in which an action may be commenced by or against any party hereto arising out of this Agreement, the Notes, or any other related document and agrees that any action will be tried before a court and not before a jury.

       (b) Each of the parties hereto hereby agrees that the Federal District Court of the Southern District of New York (or, to the extent such court is not available, the courts of the State of New York) shall have exclusive jurisdiction to hear and determine any claims or disputes between or among the parties hereto, pertaining directly or indirectly to this Agreement, the Notes or any other document or to any matter arising herefrom or therefrom. Each of the parties hereto submits and consents in advance to such jurisdiction in the State of New York in any action or proceeding commenced in such court. Each of the parties hereto hereby waives personal service of the summons and complaint, or other process or papers issued therein, and agrees that service of such summons and complaint, or other process or papers may be made by registered or certified mail addressed to such party at its address for notices provided for herein.

     (c) Each party hereto further waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and each agrees not to plead or claim the same.

     (d) The foregoing waivers have been made with the advice of counsel and with a full understanding of the legal consequences thereof and shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the day and year first above written.


                              SELLERS:

                              CENTRE SOLUTIONS (BERMUDA) LIMITED


                              By:/s/ James O'Shaughnessy
                                 ----------------------------------------
                                 Name: James O'Shaughnessy
                                      -----------------------------------
                                 Its: Vice President
                                     ------------------------------------


                              MYND CORPORATION

                              By: E.P. Boykin
                                 ----------------------------------------
                                 Name: Edward P. Boykin
                                      -----------------------------------
                                 Its: President
                                     ------------------------------------


                              ORIENTA POINT GROUP, L.L.C.

                              By: David J. Watkins
                                 ----------------------------------------
                                 Name: David J. Watkins
                                      -----------------------------------
                                 Its: Manager
                                     ------------------------------------


                              By: Andrew Potash
                                 ----------------------------------------
                                 Name: Andrew Potash
                                      -----------------------------------
                                 Its: Manager
                                     ------------------------------------

                              KAMEHAMEHA SCHOOLS BERNICE PAUAHI BISHOP ESTATE

                              By: /s/ Hamilton McCubbin
                                 --------------------------------------------
                                 Name: Hamilton McCubbin
                                      ---------------------------------------
                                 Its: Chief Executive Officer
                                     ----------------------------------------

                              By:
                                 --------------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Its:
                                     ----------------------------------------

                              By:
                                 --------------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Its:
                                     ----------------------------------------


                              PURCHASER:

                              VESTA INSURANCE GROUP, INC.

                              By: /s/ James E. Tait
                                 --------------------------------------------
                                 Name: James E. Tait
                                      ---------------------------------------
                                 Its: Chairman
                                     ----------------------------------------

                              For purposes of Articles II, III, VI, XIV and XV and Section 8.2 only:

                              VESTA FIRE INSURANCE CORPORATION

                              By: /s/ James E. Tait
                                 --------------------------------------------
                                 Name: James E. Tait
                                      ---------------------------------------
                                 Its: Chairman
                                     ----------------------------------------

                              For the purposes of Section 9.10 and Article XV only:

                              FLORIDA SELECT INSURANCE HOLDINGS INC.


                              By: /s/ Stephen Korducki
                                 ---------------------------------------
                                 Name: Stephen A. Korducki
                                       ---------------------------------
                                 Its: President
                                      ----------------------------------